UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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East West Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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East West Bancorp, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2011

Notice is hereby given that the annual meeting (the “Meeting”) of the stockholders of East West Bancorp, Inc. (the “Company”) will be held at 135 N. Los Robles Ave., 6th Floor, Pasadena, California on May 24, 2011, beginning at 2:00 p.m. for the following purposes:

1.	Election of Directors. The election of all directors to serve until the next annual meeting of shareholders and to serve until his or her successors are elected and qualified;

2.	Ratification of Auditors. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011;

3.	Approval of Stock Incentive Plan. Approve the East West Bancorp Inc. 1998 Stock Incentive Plan, as amended;

4.	Advisory Vote to Approve Executive Compensation. An advisory vote to approve executive compensation;

5.	Advisory Vote on the Frequency of Future Advisory Votes. An advisory vote on the frequency of future advisory votes on executive compensation; and

6.	Other Business. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

Properly signed and returned proxy cards permit the Proxyholders named therein to vote on such other business as may properly come before the Meeting and at any and all adjournments thereof, in his discretion. As of the date of mailing, the Board of Directors of the Company is not aware of any other matters that may come before the Meeting.

Only those stockholders of record at the close of business on March 31, 2011 shall be entitled to notice of and to vote at the Meeting.

YOUR VOTE IS VERY IMPORTANT. STOCKHOLDERS ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY IN THE POSTAGE PREPAID ENVELOPE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT THEY PLAN TO ATTEND THE MEETING IN PERSON. STOCKHOLDERS WHO ATTEND THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY WISH TO DO SO.

By order of the Board of Directors

/s/ DOUGLAS P. KRAUSE
DOUGLAS P. KRAUSE Corporate Secretary
Pasadena, California
April 14, 2011

East West Bancorp, Inc.

135 N. Los Robles Avenue, 7th Floor
Pasadena, California 91101
(626) 768-6000

PROXY STATEMENT
For
ANNUAL MEETING OF STOCKHOLDERS

To be held May 24, 2011

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (“Board of Directors” or “Board”) of East West Bancorp, Inc. (the “Company”) for use at its annual meeting (“Meeting”) of stockholders to be held on May 24, 2011, at 135 N. Los Robles Avenue, 6th Floor, Pasadena, California, at 2:00 p.m. and at any adjournment thereof. This Proxy Statement and the enclosed proxy card (“Proxy”) and other enclosures are first being mailed to stockholders on or about April 22, 2011. Only stockholders of record on March 31, 2011 (“Record Date”) are entitled to vote in person or by proxy at the Meeting or any adjournment thereof. The mailing address of the Company’s principal executive office is 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101.

Matters to be Considered

The matters to be considered and voted upon at the Meeting will be:

1.
Election of Directors.  The election of ten persons as directors for one year terms until the next annual meeting of shareholders and to serve until their successors are elected and qualified. The Board of Directors’ nominees are:

Iris S. Chan Rudolph I. Estrada Julia S. Gouw Paul H. Irving Andrew S. Kane John Lee Herman Y. Li Jack C. Liu Dominic Ng Keith W. Renken

2.	Ratification of Auditors. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011;

3.	Approval of Stock Incentive Plan. Approve the East West Bancorp Inc. 1998 Stock Incentive Plan, as amended;

4.	Advisory Vote to Approve Executive Compensation. An advisory vote to approve executive compensation;

5.	Advisory Vote on the Frequency of Future Advisory Votes. An advisory vote on the frequency of future advisory votes on executive compensation; and

6.	Other Business. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting.

Costs of Solicitation of Proxies

This solicitation of Proxies is made on behalf of the Board of Directors of the Company.  The Company will bear the costs of solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in this solicitation of Proxies.  It is contemplated that Proxies will be solicited principally through the mail, but directors, officers and employees of the Company may solicit Proxies personally or by telephone. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals. The Company has engaged BNY Mellon Shareowner Services to assist in the solicitation of proxies at an estimated fee of $7,500 plus any out-of-pocket expenses.

Outstanding Securities and Voting Rights; Revocability of Proxies

The authorized capital stock of the Company consists of 200,000,000 shares of common stock, par value $0.001 per share (“Common Stock”), of which 148,634,114 shares were issued and outstanding on the Record Date, and 5,000,000 shares of serial preferred stock, par value $0.001 per share, of which 85,710 shares were issued and outstanding on the Record Date. A majority of the outstanding shares of Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum. Each stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock outstanding in his or her name on the books of the Company as of the Record Date on any matter submitted to the stockholders.

The Company’s Certificate of Incorporation does not authorize cumulative voting. For the election of directors, the persons receiving the highest number of votes “FOR” will be elected. Accordingly, abstentions, broker non-votes and votes “WITHHELD” in the election of directors have no legal effect.

Unless otherwise required by law, the Certificate of Incorporation, or Bylaws, approval of the proposals that may properly come before the Meeting, other than the election of directors, require the affirmative vote of the majority of shares present in person or by proxy at the Meeting and entitled to vote.  Accordingly, abstentions as to a particular proposal, other than the election of directors, will have the same effect as a vote against that proposal and broker non-votes will have no effect on the vote.  With respect to Proposal 5 regarding the frequency of future advisory votes on executive compensation, you may vote for either every year, every two years, every three years, or abstain.  It is possible that no single choice in Proposal 5 will receive a majority vote.  Proposals 4 and 5 are advisory votes and are non-binding on our Board of Directors.

A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy.  The enclosed Proxy also contains directions for voting by phone and through the Internet.

Unless revoked, the shares of Common Stock represented by properly executed Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in a properly executed Proxy, your shares of Common Stock will be voted as recommended by the Board of Directors. If you hold shares of common stock through a broker or other nominee, your broker or other nominee will vote your shares for you if you provide instructions on how to vote your shares. It is important that you provide voting instructions, because in the absence of instructions, your broker can only vote your shares on the ratification of the Company’s independent registered public accounting firm, but will not be able to vote your shares on the other proposals.

The enclosed Proxy confers discretionary authority with respect to matters incident to the Meeting and any other proposals of which management did not have notice at least 45 days prior to the date on which the Company mailed its proxy material for last year’s annual meeting of stockholders. As of the date hereof, management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors.

Important Notice Regarding Availability of Proxy Materials
for the 2011 Annual Meeting of Stockholders to be Held on May 24, 2011

Pursuant to the Securities and Exchange Commission rules related to the availability of proxy materials, we have chosen to make our Proxy Statement, Annual Report on Form 10-K, and Proxy Card available on the Internet at the “Investor Relations—Investor Relations Kit” section of our corporate website at www.eastwestbancorp.com. Additionally, you may access our proxy statement at http://www.eastwestbank.com/investorproxy, where the Company cannot identify visitors to the site.

BENEFICIAL STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of March 31, 2011, by (i) each person known to us to beneficially own more than 5% of our outstanding common stock, (ii) our directors and director nominees, (iii) our Chief Executive Officer, Chief Financial Officer, and our three highest compensated executive officers whose total annual compensation in 2010 exceeded $100,000 (the “Named Executive Officers” or “NEO’s”), and (iv) all our directors and executive officers, as a group:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)(2)	Percent of Class
5% Holders
Wellington Management Company(3)	9,673,173	6.51
280 Congress Street
Boston, MA 02210
T. Rowe Price Associates, Inc.(4)	8,927,562	6.01
100 E. Pratt Street
Baltimore, Maryland 21202
SMALLCAP World Fund, Inc.(5)	8,437,515	5.68
333 South Hope Street
Los Angeles, CA 90071
BlackRock, Inc.(6)	8,237,653	5.54
40 East 52nd Street
New York, NY 10022
Directors and Named Executive Officers
Peggy Cherng	1,808,137	1.22
Dominic Ng, Nominee	621,961	*
Julia S. Gouw, Nominee(7)	393,522	*
John Lee, Nominee(8)	348,059	*
Douglas P. Krause	154,174	*
Keith W. Renken, Nominee	73,608	*
Herman Y. Li, Nominee	59,952	*
Jack C. Liu, Nominee	38,187	*
Rudolph I. Estrada, Nominee(9)	26,881	*
Irene Oh	26,549	*
Andrew S. Kane, Nominee	21,110	*
James T. Schuler	10,393	*
Iris S. Chan, Nominee(10)	4,537	*
Paul H. Irving, Nominee(11)	4,537	*
Thomas J. Tolda(12)	—	*
All Directors and Executive Officers, as a group (15 persons)	3,591,607	2.42

______________________
*	Less than 1%.

(1)
All amounts are based on the respective Schedule 13G filings of the 5% Holders. Except as otherwise noted and except as required by applicable community property laws, each person has sole voting and disposition powers with respect to the shares.

(2)
Shares that the person (or group) has the right to acquire within 60 days after the Record Date are deemed to be outstanding in calculating the ownership and percentage ownership of the person (or group). The following individuals have the right to acquire the shares indicated after their names upon the exercise of such stock options: Mr. Ng, 271,807; Mr. Estrada, 10,000; Mr. Li, 20,000; Mr. Liu, 10,000; Mr. Renken, 20,000; Mr. Krause, 45,979; Ms. Oh, 6,965; and Ms. Gouw, 88,685. The aggregate number of shares issuable upon the exercise of options currently exercisable held by the directors and executive officers as a group is 473,436.

(3)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011, by Wellington Management Company, LLP.

(4)
Based on Schedule 13G filed with the Securities and Exchange Commission on February 14, 2011, by T. Rowe Price Associates, Inc. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities and Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. This figure includes shares of Series A Preferred Stock which the holder has the right to acquire within 60 days after the Record Date.

(5)	Based on Schedule 13G filed with the Securities and Exchange Commission on February 8, 2011, by SMALLCAP World Fund, Inc., which is managed by Capital Research and Management Company.

(6)	Based on Schedule 13G filed with the Securities and Exchange Commission on January 21, 2011, by BlackRock, Inc.

(7)	2,000 of these shares are owned by family members for whom Ms. Gouw has voting and investment power; Ms. Gouw disclaims any beneficial interest in such shares.

(8)	296,830 of these shares are held in the John M. Lee Trust for which Mr. Lee has voting and investment power.

(9)	2,414 of these shares are held in the Summit Group Profit Sharing Plan for which Mr. Estrada has voting and investment power.

(10)	Iris S. Chan was appointed to the Board on April 21, 2010.

(11)	Paul H. Irving was appointed to the Board on April 21, 2010.

(12)	Thomas J. Tolda resigned from the Company on January 26, 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), requires that the Company’s directors, executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities file with the Securities and Exchange Commission (the “SEC”), and with each exchange on which the Common Stock trades, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater than ten percent holders are required by the SEC’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports provided during the fiscal year ended December 31, 2010, the Company believes that all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors Recommends a Vote “For” All Nominees

Board of Directors and Nominees

The Company’s Certificate of Incorporation and Bylaws provide that the number of directors shall be determined from time to time by the Board of Directors but may not be less than five. The Board of Directors is currently composed of eleven members elected to serve one-year terms.

The directors proposed for election at the Meeting are Iris S. Chan, Rudolph I. Estrada, Julia S. Gouw, Paul H. Irving, Andrew S. Kane, John Lee, Herman Y. Li, Jack C. Liu, Dominic Ng and Keith Renken. All of the nominees have indicated their willingness to serve and, unless otherwise instructed, Proxies will be voted in such a way as to effect, if possible, the election of the ten nominees for election as directors. In the event that any nominee should be unable to serve as a director, it is intended that the Proxies will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any of the nominees for director will be unavailable to serve on the Board of Directors.  Peggy Cherng has decided not to seek reelection as director in order to devote more time to her responsibilities as Co-Chair and Co-CEO of Panda Restaurant Group, Inc.

None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company. As of the date hereof, no directorships are held by any director with a company which has a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act, or any company registered as an investment company under the Investment Company Act of 1940, except that Mr. Ng is a director of Mattel, Inc. and Mr. Renken is a director of Willdan Group, Inc. and Limoneira Company.

The following table sets forth certain information with respect to the Board’s nominees for director and the current continuing directors of the Company. All directors of the Company are also directors of East West Bank (the “Bank”), the Company’s principal subsidiary. Executive officers serve at the pleasure of the Board of Directors, subject to restrictions set forth in their employment agreements. See “ELECTION OF DIRECTORS” and “Employment Agreements and Potential Payments Upon Termination or Change-in-Control”.

Name of Director	Age(1)	Year First Elected or Appointed(2)	Current Term to Expire
Nominees for term expiring 2012:
Iris S. Chan	64	2010	2011
Rudolph I. Estrada	63	2005	2011
Julia S. Gouw	51	1997	2011
Andrew S. Kane	58	2007	2011
John Lee	79	2006	2011
Herman Y. Li	58	1998	2011
Jack C. Liu	52	1998	2011
Keith W. Renken	76	2000	2011
Dominic Ng	52	1991	2011
Paul H. Irving	58	2010	2011
______________________
(1)	Age as of March 31, 2011.
(2)	Refers to the earlier of the year the individual first became a director of the Company and the Bank.

The Board seeks directors with strong reputations and experience in areas relevant to the strategy and operations of the Company’s businesses, particularly industries and growth segments that the Company serves, as well as key geographic markets where it operates. Each of the nominees for election as a Director at the Annual Meeting of Stockholders holds or has held senior executive positions in large, complex organizations and has operating experience that meets this objective, as described below. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, corporate governance, risk management, and leadership development.

The Board also believes that each of the nominees has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its Committees.

The principal occupation during the past five years of each director and nominee is set forth below. All directors have held their present positions for at least five years, unless otherwise stated.

Iris S. Chan is a former Executive Vice President and the Group Head of Wells Fargo’s National Commercial Banking Group; and a member of the management committee. She served on the board of directors of the Wells Fargo HSBC Trade Bank, N.A. and various non-profit boards. Prior to her 20+ years with Wells Fargo, Iris held various management positions with Citicorp and Bank of America. Throughout her career, Iris has received various awards and recognition for her work. In 2007 and 2008, she was named one of the “25 Most Powerful Women in Banking” by U.S. Banker magazine. We believe that Ms. Chan’s distinguished banking career and high-level executive experience well qualifies her to serve on our Board.

Rudolph I. Estrada has over 35 years of banking and business experience and is a former Presidential appointee serving as Commissioner on the White House Commission on Small Business. He also served as the Los Angeles District Director for the U. S. Small Business Administration. Mr. Estrada is President and CEO of Estradagy Business Advisors, a business and banking advisory group and serves as a professor of business and economics with the California State University system. He serves on the boards of several corporate and non-profit organizations. We believe that Mr. Estrada’s extensive management and executive experience in the public and private sector well qualifies him to serve on our Board.

Julia S. Gouw is President, and Chief Operating Officer of East West Bancorp, Inc. and East West Bank coming out of retirement after only one year to assist East West Bank in its landmark acquisition of United Commercial Bank in November 2009. Ms. Gouw served as Executive Vice President of East West Bancorp, Inc. and East West Bank until her retirement at the end of 2008, serving as Chief Financial Officer until April 2008 and as Chief Risk Officer from April 2008 through the end of 2008. Prior to joining East West in 1989, Ms. Gouw spent over five years as a CPA at KPMG LLP. Ms. Gouw was ranked among the top 10 bank CFOs in the nation by U.S. Banker Magazine in January 2006.  Ms. Gouw serves on the boards of Pacific Mutual Holding Company and PacificLife Corp. We believe that Ms. Gouw’s extensive banking career and proven financial expertise well qualifies her to serve on our Board.

Paul H. Irving is Senior Managing Director, Chief Operating Officer and member of the Board of the Milken Institute, a nonprofit, nonpartisan, publicly supported think tank. He previously served as an Advanced Leadership Fellow at Harvard University and as Co-Chairman, Chief Executive Officer, member of the board, Chairman of the Financial Services Group, and corporate and banking partner at Manatt, Phelps & Phillips, LLP, a national law and consulting firm. Mr. Irving has served as an Adjunct Professor at Loyola Law School, Los Angeles, and was recognized by The Best Lawyers in America and named a California Super Lawyer. We believe that Mr. Irving's extensive legal experience in the financial services industry and distinguished management experience well qualifies him to serve on our Board.

Andrew S. Kane, OBE, FCA, CPA (inactive) is President of ASK Business Consulting LLC and was for many years a Managing Partner at Arthur Andersen and subsequently CEO for HSBC Private Bank in Southern California and CFO/COO of AFP International LLC. Mr. Kane has served on many civic and community boards, including the Greater Los Angeles United Way. In 1998 he was awarded the Order of the British Empire (OBE) by Her Majesty Queen Elizabeth II. We believe that Mr. Kane’s extensive management and executive experience in the financial industry well qualifies him to serve on our Board.

John Lee is Vice Chairman of the Board of East West Bancorp, Inc. and EastWest Bank. Mr. Lee co-founded Standard Bank in 1980, served as Chairman, President and CEO—a $923 million asset federal savings bank acquired by East West. Mr. Lee was the first general manager of East West Bank in the Chinatown District of Los Angeles. Mr. Lee is active in a variety of philanthropic activities and is an avid supporter of education in Chinese art and culture. We believe that Mr. Lee’s comprehensive knowledge of banking operations and high-level management experience well qualifies him to serve on our Board.

Herman Y. Li is Chairman of the C&L Restaurant Group, Inc., a franchisee of Burger King and Denny’s in multiple states. Mr. Li is President of the Burger King Asian Franchisee Association and a member of the Diversity Action Council of the Burger King Corporation. He also serves as a board member for Restaurant Services, Inc., a Burger King System Independent Purchasing and Distribution Service Co-op. Mr. Li is a member of the Committee of 100. We believe that Mr. Li’s extensive and varied business career well qualifies him to serve on our Board.

Jack C. Liu, Esq. is a senior attorney with Alliance International Law Offices. Prior to that, Mr. Liu was Senior Advisor for Morgan Stanley International Real Estate Fund (“MSREF”) and was President of MSREF’s affiliates, New Recovery Asset Management Corp. Mr. Liu is admitted to practice law in the jurisdictions of California and Washington, D.C. His legal expertise is in international corporate, real estate and banking. We believe that Mr. Liu’s extensive management and executive experience internationally and domestically well qualifies him to serve on our Board.

Dominic Ng is Chairman of the Board and Chief Executive Officer of East West Bancorp, Inc. and East West Bank. Prior to taking the helm of East West in 1992, Mr. Ng was President of Seyen Investment, Inc. and spent over a decade as a CPA with Deloitte & Touche LLP in Los Angeles and Houston. Mr. Ng serves on the Board of Directors of Mattel, Inc. as well as on a number of non-profit and civic boards. He is a past member of the Board of Directors of the Federal Reserve Bank of San Francisco, Los Angeles Branch. We believe that Mr. Ng’s distinguished banking career and comprehensive knowledge of the Company well qualifies him to serve on our Board.

Keith W. Renken is a former Senior Managing Partner of Deloitte & Touche, LLP, Southwest Region, from which he retired in 1992.  Subsequent to his retirement, he was a professor in the University of Southern California graduate program in the School of Accounting for 14 years. He is currently the Managing Partner of Renken Enterprises, which provides management consulting to Real Estate operations and consulting to emerging growth companies. He also serves on various for profit Private and Public Corporations and several non-profit organizations. We believe that Mr. Renken’s extensive management experience and financial expertise well qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

The Company is committed to having sound corporate governance principles. These principles are essential to running the Company’s business efficiently and to maintaining the Company’s integrity in the marketplace. The Company has adopted formal Corporate Governance Guidelines to explain our corporate governance principles to investors. In addition, the Company has also adopted a Code of Ethical Conduct. These guidelines, as well as our Code of Ethical Conduct and other governance matters of interest to investors, are available through our website at www.eastwestbank.com by clicking on Investor Relations and then  Governance Documents.

DIRECTOR INDEPENDENCE/FINANCIAL EXPERTS

The Company’s Board of Directors has conducted a review regarding the “independence” of each of its members under the standards of Rule 5605(a)(2) of the Nasdaq Stock Market, Inc. (“NASDAQ”) listing standards. The Board has determined that nine of the eleven current members and eight of its ten director nominees, all of whom are non-employee directors, satisfy the NASDAQ’s “independence” requirements. The current independent directors are: Iris S. Chan, Peggy Cherng, Rudolph I. Estrada, Paul H. Irving, Andrew S. Kane, John Lee, Herman Y. Li, Jack C. Liu and Keith W. Renken. Accordingly, a majority of the Board of Directors, and each member of its Audit, Compensation, and Nominating/Corporate Governance Committees, satisfy the independence requirements of the NASDAQ. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interest of the Company to make that determination based on the position and direction of the Company and the membership composition of the Board. The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s shareholders at this time. This structure makes the best use of the Chief Executive Officer’s extensive knowledge of the Company and its industry, while fostering greater communication between the Company’s management and the Board.  The Company does have a Lead Director position. The Lead Director presides over executive sessions of non-management directors that are generally held after every regularly scheduled Board meeting (at least six times a year). The Lead Director position rotates among the various chairmen of the Board’s committees.

In addition, the Board of Directors has conducted a review regarding the qualifications of each member of the Audit Committee under the standards of Rule 5605(c)(2)(A) of the NASDAQ listing standards and Section 10A(m) of the Exchange Act and determined that all members meet these standards.

The Company’s Board of Directors has also conducted a review regarding whether any members of the Audit Committee meet the criteria to be considered a “financial expert” as that term is defined by the SEC. Based on its review, the Board determined that all members of the Audit Committee, Paul H. Irving, Andrew S. Kane, John Lee, and Keith W. Renken, its chairman, qualify as “financial experts” by reason of their prior job experience.

RISK OVERSIGHT AND THE BOARD

The Board of Directors maintains active involvement and responsibility for oversight of risks that could affect the Company.  In addition to the Audit Committee which has responsibility for risk oversight, a Risk Oversight Committee has been appointed by the Board to provide focused oversight of the Company’s identified enterprise risk categories. The identified risk categories include; credit, interest rate, liquidity, operational, information technology, human capital, compliance, legal, strategic, reputation, and international.  The Board satisfies its responsibility for risk oversight through written or oral reports directly from the Risk Oversight Committee, the Audit Committee and other senior officers with oversight responsibility for particular risks within the Company.  Such reports include risk trends, results of strategic and capital plan monitoring, results of regulatory issue monitoring, and financial, credit and operational key risk indicators.  In addition to the Risk Oversight Committee and Audit Committee, other committees of the Board of the Company and East West Bank consider the risks within their areas of responsibility.  For example, the Compensation Committee of the Company considers the risks that may be implicated by our executive compensation programs.

COMMITTEES OF THE BOARD OF DIRECTORS

The business of the Company’s Board of Directors is conducted through its meetings, as well as through meetings of its committees. Set forth below is a description of the committees of the Board.

Audit Committee

The Audit Committee reviews and reports to the Board on various auditing and accounting matters. The Audit Committee also engages the independent public accountants, reviews the scope and results of the procedures for internal auditing, reviews the Company’s financial statements, reviews the independence of the Company’s independent auditors, and approves all auditing and non-auditing services performed by its independent auditors. The Audit Committee currently consists of Paul H. Irving, Andrew S. Kane, John Lee, and Keith W. Renken as chairman. All members of the Audit Committee have been determined by the Board to be independent under the standards of Rule 5605(a)(2) of the NASDAQ listing standards. The Bank also has an Audit Committee, which consists of the same directors who comprise the Company’s Audit Committee and which generally meets jointly with the Company’s Audit Committee. During 2010, the Audit Committee met eight times.  The charter of the Company’s Audit Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

Compensation Committee

The Compensation Committee establishes executive compensation policies as well as the actual compensation of the Chief Executive Officer and the other NEO’s. The Compensation Committee currently consists of Peggy Cherng, Jack C. Liu, and Andrew S. Kane as chairman. All members of the Compensation Committee have been determined by the Board to be independent under the standards of Rule 5605(a)(2) of the NASDAQ listing standards. The Bank also has a Compensation Committee, which consists of the same directors who comprise the Company’s Compensation Committee and which generally meets jointly with the Company’s Compensation Committee. During 2010, the Compensation Committee met four times.  The charter of the Compensation Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.  For a more comprehensive discussion of the responsibilities of the Compensation Committee, please see the Compensation Discussion and Analysis section.

Role of Compensation Consultant

The Compensation Committee retained Towers Watson as their compensation consultant until March 2010.  At that time, the Compensation Committee commenced a search for a new consultant and interviewed several firms.  In October 2010, the Compensation Committee retained Frederic W. Cook & Co. Inc., an independent executive compensation consulting firm, as its compensation consultant. The role of Frederic W. Cook & Co. Inc. is to assist and advise the Compensation Committee in its deliberations, to provide information regarding the design and implementation of our executive compensation programs, and to evaluate the programs relative to enterprise risk factors to identify potential areas of concern.

It is the Compensation Committee’s view that its compensation consultant and any other advisors should be able to render candid and direct advice independent of management’s influence, and numerous steps have been taken to satisfy this objective. First, in evaluating firms to provide consulting services to the Compensation Committee, other services provided by the firm to the Company are considered. In addition, while members of management may assist the Compensation Committee in the search for consultants, the Compensation Committee ultimately and in its sole discretion makes the decision to hire or engage a consultant and provide direction as to the scope of work to be conducted.  The Chairman of the Compensation Committee has evaluated the relationship with the compensation consultant, including the nature and amount of work performed for the Compensation Committee during the year, and concluded that the compensation consultant met the criteria as an independent advisor for 2010.

Risk Oversight Committee

The Board believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior management and, as appropriate, to the Board or relevant Board Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making. The Risk Oversight Committee has been appointed by the Board to provide focused oversight of the Company’s identified enterprise risk categories on behalf of the Board of Directors. The identified risk categories include: credit, interest rate, liquidity, operational, information technology, human capital, compliance, legal, strategic, reputation, and international. The Risk Oversight Committee currently consists of Iris Chan, John Lee, Keith W. Renken, and Rudolph I. Estrada as chairman.   The Bank also has a Risk Oversight Committee, which consists of the same directors who comprise the Company’s Risk Oversight Committee and which generally meets jointly with the Company’s Risk Oversight Committee. During 2010, the Risk Oversight Committee met four times.  The charter of the Risk Oversight Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee nominates persons for election as directors and reviews corporate governance matters. The Nominating/Corporate Governance Committee currently consists of Peggy Cherng, Jack C. Liu, and Herman Y. Li as chairman. All members of the Nominating/Corporate Governance Committee have been determined by the Board to be independent under the standards of Rule 5605(a)(2) of the NASDAQ listing standards. The Bank also has a Nominating/Corporate Governance Committee, which consists of the same directors who comprise the Company’s Nominating/Corporate Governance Committee and which generally meets jointly with the Company’s Nominating/Corporate Governance Committee. During 2010, the Nominating/Corporate Governance Committee met once.  The charter of the Nominating/Corporate Governance Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

Executive Committee

The Executive Committee is authorized to exercise certain powers of the Board of Directors during intervals between the meetings of the Board of Directors. The Executive Committee currently consists of Rudolph I. Estrada, Dominic Ng and Julia S. Gouw. The Bank also has an Executive Committee, which consists of the same directors who comprise the Company’s Executive Committee. During 2010, the Executive Committee met once.The charter of the Executive Committee is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

Board Attendance of Meetings

The Company’s Board of Directors met six times during 2010 and the Bank’s Board of Directors met six times during 2010.  All of the directors attended all of the meetings of the Company’s Board of Directors, and all of the meetings of the Bank’s Board and of the committees on which he or she served in 2010, except in one instance where a member was absent from one committee meeting. Accordingly, all directors attended 100% of the Board meetings and at least 75% of the committee meetings of which they are a member.  The policy of the Company is to encourage all director nominees and all directors who are also employees of the Company to attend the annual meeting of stockholders. All of the directors attended the 2010 annual meeting of stockholders.

CONSIDERATION OF DIRECTOR NOMINEES

Stockholder Nominees

The policy of the Nominating/Corporate Governance Committee is to consider properly submitted stockholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under “Director Qualifications.” Any stockholder nominations proposed for consideration by the Nominating/Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed to:

Corporate Secretary
East West Bancorp, Inc.
135 N. Los Robles Avenue, 7th Floor
Pasadena, California 91101

In addition, nominations for director may be made by any stockholder entitled to vote for the election of directors if proper notice is given in accordance with the Bylaws. Notice of a stockholder’s intention to make any nominations must be made in writing and must be delivered to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on the sixtieth (60th) day nor earlier than the close of business on the ninetieth (90th) day prior to the meeting at which directors are to be elected. However, in the event that less than sixty-five (65) days notice of the meeting is given to stockholders, notice by the stockholder, to be timely, must be delivered not later than the close of business on the seventh (7th) day following the date of mailing the notice of the meeting to stockholders. Such notification shall contain the following information: (a) all information about each proposed nominee that would be required in a proxy solicitation under the federal proxy rules; (b) the name and address of the notifying stockholder; and (c) the number of shares of the Company’s Common Stock beneficially owned by the notifying stockholder. Nominations not made in accordance with the requirements in the Bylaws may be disregarded.

Director Qualifications

The Company’s Corporate Governance Guidelines contain Board membership criteria that apply to Nominating/Corporate Governance Committee recommended nominees for a position on the Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government, education, finance, accounting, law or public interest. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties. While the Company does not have a formal policy with regards to the consideration of diversity in identifying Director nominees, the Nominating/Corporate Governance Committee strives to nominate Directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills, and expertise to oversee the Company’s businesses.

Identifying and Evaluating Nominees for Directors

The Nominating/Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating/Corporate Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating/Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating/Corporate Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating/Corporate Governance Committee, and may be considered at any point during the year. As described above, the Nominating/Corporate Governance Committee considers properly submitted stockholder nominations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating/Corporate Governance Committee. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Nominating/Corporate Governance Committee. In evaluating such nominations, the Nominating/Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

COMMUNICATIONS WITH THE BOARD

The Company’s Board of Directors welcomes suggestions and comments from stockholders. All stockholders are encouraged to attend the annual meeting of stockholders where senior management and outside auditors, as well as members of the Board, will be available to answer questions. Stockholders may also send written communications to the Board by writing to the Secretary of the Board of Directors at East West Bancorp, Inc., 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101. All communications (other than commercial communications soliciting the sale of goods or services to, or employment with, the Company or directors of the Company) will be directed to the appropriate committee or to the Chairman of the Board or to any individual director specified in the communication, as applicable.

EXECUTIVE SESSIONS

Executive sessions of non-management directors are generally held after every regularly scheduled Board meeting, at least six times a year. The sessions are scheduled and chaired by the Lead Director on a rotating basis by the Chair of the Audit Committee, the Compensation Committee, the Risk Oversight Committee, and the Nominating/Corporate Governance Committee. In addition, the non-management directors generally also meet separately with only the Chief Executive Officer in an executive session after each regularly scheduled board meeting. Any non-management director can request that an additional executive session be scheduled.

STOCK OWNERSHIP GUIDELINES

All directors and executive officers are required to own the Company’s Common Stock to further align management’s financial interests with stockholders’ interests. Under the Company’s stock ownership guidelines for directors, directors should not sell any shares unless they would own after the sale at least three times the amount of the annual cash retainer, which shall be met within five years of the date of election. Guidelines for executive officers are also in place and officers should not sell any shares unless they would own after the sale share ownership in an amount having a market value equivalent to a multiple of the individual’s annual base salary, depending upon that individual’s management level. Stock ownership guidelines for directors and senior officers can be found through the Company’s website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents. Executive officers may not engage in hedging strategies or sell short or trade derivatives involving the Company’s securities.

DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing the compensation of the directors and making recommendations for changes to the Board of Directors. Employees of the Company and its subsidiaries are not compensated for service as directors of the Company or its subsidiaries and are not included in the table below. The compensation received by Mr. Ng and Ms. Gouw as employees of the Company are shown in the “Summary Compensation Table”.

In 2010, non-employee directors received an annual retainer of $25,000 in cash and an annual restricted stock award of approximately $40,000 in shares. The restricted stock vests 100% after the third anniversary of the grant date. The committee chairs each receive an additional annual cash retainer as follows: Audit—$10,000; Compensation—$7,000; Risk Oversight—$5,000; Nominating/Corporate Governance—$5,000. In addition, one independent non-employee director represents and reports to the Board of Directors of the Company by serving as non-executive Chairman of the Board of the Company’s subsidiary bank in China, and receives an additional annual retainer of $125,000 paid by the Company.  Non-employee directors also receive a meeting fee of $1,000 for each Board and committee meeting attended. Non-employee directors may elect to receive their annual $25,000 cash retainer in the form of Common Stock, at a 25% risk premium (i.e., $31,250 of common stock) if they agree to hold the stock for at least one year.  In 2010, all non-employee directors elected to receive their annual cash retainer in the form of Common Stock.

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2010:

2010 Non-Employee Director Compensation Table

Name	Fees Earned Paid in Cash	Stock Awards(1)	Option Awards	All Other Compensation	Total
Iris S. Chan	$6,000	$71,250	$—	$—	$77,250
Peggy Cherng	11,000	71,250	—	—	82,250
Rudolph I. Estrada(2)	17,000	71,250	—	60,000	148,250
Paul H. Irving	8,000	71,250	—	—	79,250
Andrew S. Kane	23,000	71,250	—	—	94,240
John Lee	18,000	71,250	—	—	89,250
Herman Y. Li	18,000	71,250	—	—	89,250
Jack C. Liu	136,000	71,250	—	—	207,250
Keith W. Renken	28,000	71,250	—	—	99,250

______________________
(1)
The values in this column represent the aggregate grant date fair values of the 2010 restricted stock awards and the 2010 annual retainer received in common stock. This amount includes 2,547 shares of restricted stock awards and 1,990 common stock awards granted to each non-employee director on July 29, 2010, with a grant date price of $15.70.

(2)	The amount shown under All Other Compensation for Mr. Estrada represents consulting fees paid during the year to a company in which Mr. Estrada is the principal shareholder.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes the objectives, processes and procedures of the Board of Directors and Compensation Committee with respect to the compensation earned by our Chief Executive Officer, Chief Financial Officer and our other most highly compensated executive officers, as named in the “Summary Compensation Table” below. We refer to all of these officers as “Named Executive Officers” or “NEO’s.” Although the compensation programs discussed below are applicable to the NEO’s and other executives of the Company, this CD&A focuses primarily on the NEO’s.  With respect to 2010, the following individuals were the Company’s NEOs:

•	Dominic Ng—Chairman and Chief Executive Officer

•	Julia Gouw—President and Chief Operating Officer

•	Douglas P. Krause—Executive Vice President and Chief Risk Officer, General Counsel and Corporate Secretary

•
Irene Oh—Executive Vice President and Chief Financial Officer.  Ms. Oh was appointed Chief Financial Officer effective January 26, 2010, and prior to that time was Senior Vice President and Director of Corporate Finance.

•	James T. Schuler—Executive Vice President and Chief Human Resources Officer—Mr. Schuler joined the Bank effective May 24, 2010.

•	Thomas J. Tolda—Executive Vice President and Chief Financial Officer until January 26, 2010, at which time he resigned from the Company.

2010 Financial Highlights

As we reflect back on 2010, the Company has many achievements that deserve to be noted:

•
Record Earnings – East West Bank increased net income during each quarter of 2010. For the full year 2010, net income was a record $164.6 million, a 115% increase above $76.6 million in 2009.  Net income available to common stockholders was $0.83 per dilutive share.

•
Record Deposit Growth – Total deposits grew to a record $15.6 billion, a $653.6 million or 4% increase during the full year 2010.  Core deposits grew to a record $8.9 billion as of December 31, 2010, an increase of $1.8 billion or 25% increase during the full year 2010.

•
Strong Net Interest Margin –The core net interest margin, excluding the net impact to interest income of $140.9 million resulting from the disposition of covered loans, totaled 4.25% for the year. The 2010 core net interest margin of 4.25% reflects an increase from 3.52% in 2009.

•	Record C&I Loan Growth – Year to date, non-covered commercial and trade finance loans grew a record $479.6 million or 32% to $2.0 billion.

•
Strong Capital Levels – Even after repayment of TARP, the Bank’s capital levels remain very high. As of December 31, 2010, East West Bank’s Tier 1 risk-based capital and total risk-based capital ratios were 15.7% and 17.5%, respectively, significantly higher than the well capitalized requirements of 6% and 10%, respectively.

Overview of Regulations Affecting Executive Compensation

While the Company’s general compensation philosophy has always been to pay for performance, the implementation of this philosophy has been affected by the Company’s participation in the U.S. Treasury’s capital purchase program (the “Capital Purchase Program”) in December 2008. As part of this program, we sold 306,546 shares of our Series B preferred stock and a warrant to purchase additional shares of our common stock for an aggregate purchase price of $306,546,000. As a condition to our participation in the Capital Purchase Program, and for as long as the U.S. Department of the Treasury held equity or debt securities of the Company, East West was required to make certain changes to its executive compensation arrangements as necessary to comply with Section 111 of the Emergency Economic Stimulus Act of 2009 (“EESA”). As part of the American Recovery and Reinvestment Act of 2009 (“ARRA”), Congress enacted new and revised executive compensation requirements that also affected East West as a participant in the Capital Purchase Program. Further, in June of 2009, the U.S. Treasury released regulations for executive compensation under EESA in an Interim Final Rule (IFR). The regulations applied to what the U.S. Treasury refers to as our Senior Executive Officers (“SEOs”) and some additional officers as defined by the IFR. A summary of the EESA requirements, as amended by ARRA and the IFR (collectively, the “TARP Compensation Standards”), includes:

•
A prohibition on incentive compensation, bonus, or retention award payments or accruals payable in cash to the SEOs and the next ten most highly compensated employees (“MHCEs”) based on the Company’s level of participation;

•	A prohibition on stock option grants to the SEOs and the next ten MHCEs;

•
A prohibition on incentive compensation paid in stock to the SEOs and the next ten MHCEs, except for grants of restricted stock that may not vest prior to two years following the date of grant, have transferability restrictions related to the Company’s Capital Purchase Program preferred shares repayment, and are limited in value to 1/3 of current year total compensation;

•
A prohibition on providing compensation programs that provide employees with an incentive to take unnecessary and excessive risks, or any compensation plan that encourages manipulation of reported earnings;

•	A requirement that the Compensation Committee and the Chief Risk Officer of the Company conduct a risk review of the compensation programs at the Company semi-annually;

•
A requirement to include “clawback” or incentive compensation recovery provisions for the SEOs and the next 20 MHCEs for any bonus or incentive compensation they receive that was based upon statements of earnings, revenues, gains, or other criteria that are later found to be materially inaccurate;

•	A prohibition on payments of tax-gross ups to any SEO or the next 20 MHCEs, which are reimbursements to cover taxes owed by officers with respect to any compensation;

•	A prohibition on providing any golden parachute or severance payments to an SEO or the next 5 MHCEs;

•	Tax deduction limitations of $500,000;

•	Providing shareholders with an opportunity to cast nonbinding advisory votes on executive compensation (“say on pay”);

•	Establishment of an independent compensation committee;

•	Establishment of polices regarding excessive luxury expenditures; and

•	Providing certifications of compliance with these ARRA provisions.

After a year in which the Company successfully completed integrations of two acquisitions and increased earnings each and every quarter, on December 29, 2010, the Company repaid the $306,546,000 of preferred stock issued to the U.S. Treasury Department under the Capital Purchase Program. While the regulations described above applied for 2010, they are no longer applicable upon our exit from the Capital Purchase Program.  Thus in 2011, the Company expects that our pay practices will be better reflective of our pay for performance compensation philosophy.

Pay Philosophy and Objectives of the Company’s Compensation Committee

The Company’s Compensation Committee is responsible for evaluating the performance and establishing the compensation of the Chief Executive Officer and other senior executive officers, including the NEO’s, administering the East West Bancorp, Inc. Performance-Based Bonus Plan, overseeing the development of other annual and long-term compensation programs for senior management personnel, and making awards under the East West Bancorp, Inc. 1998 Stock Incentive Plan, as amended. The Compensation Committee is also responsible for approving the compensation of the other executive officers of the Company.

In carrying out its responsibilities, the Compensation Committee is committed to the Company’s general compensation philosophy of paying for performance and the understanding that the compensation programs are a vehicle for the achievement of the strategic goals of the Company.  These strategic goals include optimizing long-term stockholder value through sustainable and profitable growth, exceeding customer expectations through superior customer service, and protecting the safety and soundness of the Company.  In order to achieve these goals, the Company must be able to attract and retain talented individuals with the requisite expertise and leadership abilities.  As a result, the Compensation Committee structured the compensation awarded to our NEO’s in 2010 to reflect the challenging, but improving economic environment.  Additionally, the Compensation Committee wanted to recognize the achievements of the NEO’s in navigating through the economic downturn of the last few years and putting the Company in a better position to increase profitability and market share, and to continue to deliver long-term, sustainable value for our stockholders.

The CEO provides recommendations regarding compensation for senior management personnel to the Compensation Committee; however, the CEO does not make recommendations on his own pay to the Committee.  The Compensation Committee approves the compensation for the CEO and other executive officers in consideration of such recommendations (for executives other than the CEO) and its review of individual and company performance.

Stock Ownership Guidelines for Named Executive Officers

The Company has stock ownership guidelines for all executive officers (including the Named Executive Officers), which are to be achieved within five years of an executive’s becoming subject to the guideline. The currently applicable stock ownership guidelines are six times annual base salary for the Chief Executive Officer, three times annual base salary for the President, and one time annual base salary for all other Named Executive Officers. Ownership can be by direct or beneficial ownership of common shares or by ownership of restricted stock.  Named Executive Officers are required to hold grants of salary stock for one year and to hold shares acquired upon vesting of restricted incentive shares or acquired upon the exercise of stock options until the Named Executive Officer has satisfied the stock ownership guidelines.

Accounting and Tax Considerations of Executive Compensation

IRS Code Section 162(m) places a limit of $1 million on the amount of compensation that may be deducted by the Company in any taxable year with respect to each “covered employee” within the meaning of Section 162(m). However, “performance-based compensation” within the meaning of Section 162(m) is not subject to the deduction limit. To qualify as performance-based, the compensation must be determined by measurable and objective financial criteria, such that the amount of the bonus, once the formula is established, is non-discretionary, except that the Compensation Committee may discretionarily adjust the actual compensation payable downward from the formula amount. Because bonuses are paid under the Performance-Based Bonus Plan (described below) only if the Company’s financial or other results meet or exceed certain quantifiable performance goals established by the Compensation Committee, the Compensation Committee believes that the Company may deduct such bonuses.

In addition to the corporate deduction limitation imposed by IRS Code Section 162(m), with respect to participation in the Capital Purchase Program, the Company generally may not deduct any compensation paid to a “covered employee” that exceeds $500,000 with respect to a calendar year during which the U.S. Department of the Treasury holds equity or debt securities of the Company. This limit applies to all compensation paid, including “performance-based” compensation. The Compensation Committee considered the impact of these rules when approving all executive compensation decisions.

Primary Elements of the Compensation Programs

The goals of the executive compensation and benefits programs are to enable the Company to attract and retain high caliber executives, provide a total compensation package in a cost effective manner, encourage management ownership of the Company’s common stock and maximize return to its stockholders. The Company’s philosophy is to provide a compensation program that is designed to reward executives for the achievement of the Company’s goals and objectives and to provide total compensation opportunities that are competitive when compared with those of comparable financial institutions.

Historically, the key elements of compensation for our executive officers include a base salary and the opportunity to earn annual cash bonus compensation and long-term stock-based incentive compensation (stock options and/or restricted stock). Historically, the Compensation Committee has awarded our executive officers a mix of cash and long-term stock-based incentives. Cash compensation was designed to reward for overall Company success and individual performance when performance targets were met or exceeded. Additionally, long-term stock-based incentive grants are to align management’s financial interests with those of the Company’s stockholders.

Historically, the Compensation Committee utilized peer group comparisons to help determine executive compensation. These peer banks were used for comparison of our financial performance, compensation levels for the CEO and overall compensation program design and consisted of banks of similar size, business characteristics and performance. However, due to the executive compensation restrictions imposed by EESA, as amended, and the IFR, prohibiting cash bonuses and traditional grants of stock-based incentive compensation, such historic comparisons were not necessary and were not utilized in determining compensation in 2010 for our Named Executive Officers.

2010 Compensation Decisions

Base Salary

Upon considering the performance of the Named Executive Officers during the previous year and the conditions of the TARP Compensation Standards, the Compensation Committee determined that it would be appropriate to make adjustments to cash base pay for certain NEO’s.  Effective March 1, 2010, Mr. Ng’s base pay was increased from $800,000 to $900,000 and Mr. Krause’s base pay was increased from $277,810 to $300,000.  Ms. Gouw’s base pay remained unchanged as she came out of retirement and rejoined the Company as President and Chief Operating Officer on November 30, 2009.  Ms. Oh’s base pay was established as $250,000 to reflect her new responsibilities as Chief Financial Officer effective January 26, 2010.  Mr. Schuler’s base pay was determined when he was appointed as Chief Human Resources Officer of the Bank effective May 24, 2010.

Salary Stock

In addition to cash base pay, the Committee determined that certain additional awards of salary stock were appropriate for the CEO.  Salary stock is a new form of compensation suggested by the U.S. Department of the Treasury upon releasing the TARP Compensation Standards as a type of compensation linked to stockholder interests. Salary stock is awarded on a periodic basis much like salary; however, payment of the salary stock awards are deferred over a multi-month period, and the ultimate value of the award when paid is tied to the stock price of the Company at the time of payment.  The amounts of these awards were not determined formulaically, but took into account a number of factors.

Factors considered with respect to the grant of salary stock to the CEO were that, notwithstanding the Committee’s recognition of his critical contributions to the Company’s successful weathering of the nationwide financial crisis that began in 2008, the CEO had (1) received no bonuses for 2008 or 2009 in compliance with the TARP Compensation Standards prohibition on the payment of annual cash incentive compensation, (2) did not have any increases to base salary for 2008 and 2009, and (3) had not received equity awards in 2009 and none of the performance shares awarded him in 2008 would vest due to the failure to meet performance conditions.  It was determined that the CEO should receive salary stock in the amount of $2,200,000.  The salary stock was paid in ten equal installments, on the last day of each month from March 31 through December 31, 2010, and was conditioned on his employment on the last day of each month.  On the relevant payment date he received shares of stock equal to 1/10 the total payment (less applicable tax withholding).  As required by the TARP Compensation Standards, salary stock is issued as fully vested shares or units.  Although fully vested, the Compensation Committee determined that the salary stock for 2010 should be subjected to a required minimum holding period, and therefore the award was further conditioned on the CEO holding the delivered shares until at least one year after the date of delivery.

Restricted Stock

On account of similar considerations, the Committee determined to award restricted stock in the amount of $250,000, $125,000, and $135,000 to Ms. Gouw, Ms. Oh, and Mr. Krause, respectively.  These shares will vest 50% after four years and 50% after five years. Dividends are paid on shares of restricted stock at the same time dividends are paid on outstanding shares of common stock.

2011 Salary Stock

Subsequent to the Company’s exit from the Capital Purchase Program, the Compensation Committee engaged Frederic W. Cook & Co., Inc., as its consultant, in evaluating its compensation programs for 2011 to ensure that they are aligned with the Company’s goals and philosophies and to ensure that they are competitive within the marketplace.  After careful deliberation, at its March 7, 2011 meeting, the Committee determined that, in addition to their regular base pay, each of the NEO’s should receive additional compensation during 2011 in the form of salary stock.  The Committee determined that the award of salary stock was an appropriate form of compensation to each of the NEOs.  The Committee made this determination based on the Company’s successful exit from the TARP program after a year in which the Company successfully completed integrations of two acquisitions and increased earnings each and every quarter; the fact that, despite their excellent performance, the Company did not award any cash bonuses (and, in the case of the CEO, no long-term incentive awards) to the NEOs during the period that the Company was subject to TARP; and a desire to provide an additional retention incentive to the NEOs during 2011. The amount of stock awarded was not awarded formulaically, but took into account (1) evaluations by Mr. Ng of the contributions and ongoing strategic importance of the other NEOs and (2) a similar evaluation of Mr. Ng by the Compensation Committee.  The dollar value of the payment amounts were the following:

Mr. Ng—$2,200,000
Ms. Gouw—$900,000
Mr. Krause—$270,000
Ms. Oh—$225,000
Mr. Schuler—$100,000

The salary stock will be paid in ten equal installments, on the last day of each month from March 31 through December 31, 2011, and is conditioned on the employment of the NEO on the last day of each month.  On the relevant payment date each NEO received shares of stock equal to 1/10 the total payment (less applicable tax withholding).  All awards are further conditioned on the NEOs holding the delivered shares until at least one year after the date of delivery.

Other Elements of the Compensation Program

Retirement Benefits

In addition to the Company’s 401(k) Plan, the Company sponsors a Supplemental Executive Retirement Plan (the “SERP”) which provides supplemental retirement benefits to certain NEO’s, Mr. Ng, Ms. Gouw, and Mr. Krause. The SERP is discussed in further detail under the heading “Retirement Plans.”

Deferred Compensation

Effective in January 1, 2009, the Company suspended all new contributions from the NEO’s, along with other officers of the Company, into the nonqualified deferred compensation plan (the “Deferred Compensation Plan”) which was established by the Company in 1997. The Company does not contribute to the Deferred Compensation Plan. Any existing amounts in the Deferred Compensation Plan are allowed to remain there. The Deferred Compensation Plan is discussed in further detail under the heading “Nonqualified Deferred Compensation.”

Stock Incentive Plan

Since its adoption in 1998, the 1998 Stock Incentive Plan, as amended, has been used primarily for the Company's stock option incentive programs and restricted stock program.  Please refer to Proposal 3 for a comprehensive discussion of the features of the 1998 Stock Incentive Plan, including the proposed amendments.  A copy of the proposed 1998 Stock Incentive Plan, as amended, is attached as Exhibit A.

Performance-Based Bonus Plan

The Performance-Based Bonus Plan (“Bonus Plan”) was first approved by stockholders in 2002 and was amended by stockholders in 2007.  The purpose of the Bonus Plan is to promote the interests of the Company by providing incentive for participating executive officers who contribute to the improvement of the operating results of the Company and to reward outstanding performance on the part of those individuals whose decisions and actions most significantly affect the growth, profitability and efficient operation of the Company.  Under the Bonus Plan, cash payment of bonus compensation is linked to the achievement of certain Company financial results.

For each plan year, the Compensation Committee will establish in writing Company performance goals for the plan year (in no event, later than the 90th day of the plan year in question) which will be based on one or more of the performance criteria specified in the plan.  Due to the Company’s participation in the Capital Purchase Program, the Bonus Plan was not one of the elements utilized by the Compensation Committee in developing the compensation program in 2010.

Perquisites

While in some cases, the Company provides a level of perquisites sufficient to recruit and retain key executive talent, the Company believes that setting appropriate levels of base and variable pay are of greater importance to motivating key talent and increasing stockholder return than perquisites.

REPORT BY THE COMPENSATION COMMITTEE

The following Compensation Committee Report should not be deemed filed or incorporated by reference into any other document, including East West Bancorp’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report into any such filing by reference.

East West Bancorp’s Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of three non-employee Directors named at the end of this report each of whom is independent as defined by the NASDAQ listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis. Based upon this review and our discussions, the East West Bancorp Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this 2011 Proxy Statement and be included by reference in its Annual Report on Form 10-K for the year ended December 31, 2010.

Review of our Compensation Program with our Senior Risk Officers

During a portion of 2010, the Company was required to review its compensation policies and practices as a result of its participation in the Capital Purchase Program.  As required by the Interim Final Rule, the Compensation Committee reviewed with our senior risk officers our incentive compensation arrangements to ensure that such arrangements did not encourage our senior executive officers to take unnecessary and excessive risks that threaten the value of the Company.  In this regard, the Company notes that:

•	the Company does not offer significant short-term incentives that might drive high-risk investments at the expense of long-term Company value;

•
the Company’s compensation programs are weighted toward offering long-term incentives that reward sustainable performance, especially when considering the Company’s executive share ownership and holding requirements;

•	the Company’s compensation awards are capped at reasonable and sustainable levels, as determined by a review of the Company’s economic position and prospects;

•
the Company, through the monitoring of its Audit Committee and its Risk Oversight Committee, has robust compliance, internal control, and disclosure review and reporting programs, including regular review by the Loan Committee of both underwriting standards and the Company’s major banking relationships; and

•	East West Bank’s Chief Risk Officer regularly oversees the compliance with the requirements of the risk oversight policies and programs.

The Compensation Committee certifies that it has (i) reviewed with the Company’s senior risk officers the incentive compensation arrangements of our senior executive officers and made reasonable efforts to ensure that such incentive compensation arrangements did not encourage the senior executive officers to take unnecessary and excessive risks that threatened the value of the Company; (ii) reviewed with the senior risk officers the employee compensation plans and all reasonable efforts to limit any unnecessary risks these plans pose to the Company; and (iii) reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of reported earnings of the Company to enhance the compensation of any employee.

The 2011 COMPENSATION COMMITTEE
Andrew S. Kane, Chairman Peggy Cherng Jack C. Liu

COMPENSATION OF EXECUTIVE OFFICERS

It is expected that until the executive officers of the Company begin to devote significant time to the separate management of the Company and the Bank, which is not expected to occur until such time as the Company becomes actively involved in additional businesses, the executive officers will only receive compensation for services as executive officers and employees of the Bank, and no separate compensation will be paid for their services to the Company.

The following table sets forth the name and compensation of the Named Executive Officers for the fiscal years ended December 31, 2010, 2009 and 2008:

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($)(1) (c)	Bonus ($)(1)(2) (d)	Stock Awards ($)(3) (e)		Option Awards ($)(4) (f)	Non-Equity Incentive Plan Compensation ($)(1)(2) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5) (h)	All Other Compensation ($)(6) (i)	Total ($) (j)
Dominic Ng	2010	$883,333	$—	$2,203,286	(7)	$—	$—	$1,903,876	$75,112	$5,065,607
Chairman and	2009	800,000	—	—		—	—	1,677,301	41,873	2,519,174
Chief Executive Officer	2008	800,000	—	1,153,117	(8)	821,351	—	1,469,609	50,629	4,294,706	(8)

Julia Gouw(9)	2010	$500,000	$—	$250,005		$—	$—	$—	$465	$750,470
President and Chief	2009	41,666	—	—		—	—	—	123,589	165,255
Operating Officer	2008	311,054	—	100,009		89,034	—	795,264	22,886	1,318,247

Douglas P. Krause	2010	$296,302	$—	$138,283		$—	$—	$145,965	$6,264	$586,814
Executive Vice President	2009	270,094	—	115,753		—	—	131,000	12,103	528,950
and Chief Risk Officer,	2008	218,842	—	74,996		66,778	—	119,089	12,224	491,929
General Counsel and
Corporate Secretary

Irene Oh(10)	2010	$250,072	$—	$124,994		$—	$—	$—	$3,416	$378,482
Executive Vice President
and Chief Financial
Officer

James T. Schuler(11)	2010	$166,763	$—	$141,038		$—	$—	$—	$4,315	$312,116
Executive Vice President
and Chief Human Resources Officer

Thomas J. Tolda(12)	2010	$29,246	$—	$—		$—	$—	$—	$3,542	$32,788
Former Executive Vice President and Chief	2009	350,000	—	—		—	—	—	19,820	369,820
Financial Officer	2008	244,102	210,000	250,000		663,331	—	—	140,350	1,507,783
_________________________
(1)	Includes compensation deferred at election of the executive (except for 2009 and 2010 when contributions were suspended) and the year upon which such compensation was earned.

(2)	There was no incentive compensation paid to Named Executive Officers for fiscal years 2009 and 2010.

(3)	The values in this column represent the aggregate grant date fair values of the restricted stock awards and salary stock granted in 2010, 2009, and 2008.

(4)	The values in this column represent the aggregate grant date fair values of the stock option awards granted in 2010, 2009, and 2008.

(5)	Includes the year-to-date change in the actuarial present value of the accumulated benefit under the SERP for each participating NEO only.

(6)
Represents all other compensation including employer contributions to the 401(k) Plan, relocation costs and perquisites including automobile allowances and financial planning services. Employer contributions to the 401(k) Plan are benefits generally available to all salaried employees. The Named Executive Officers are also provided with certain group life, health, long-term disability and medical and other non-cash benefits generally available to all salaried employees which are not included in this column pursuant to SEC rules. The costs of all perquisites have been calculated based on the actual expense paid by the Company. All other compensation that exceeds $10,000, other than perquisites, are described below. All perquisites or other personal benefits greater than $25,000 or 10% of the total value of all perquisites received by the NEO are also described below:

Mr. Ng received financial planning services valued at $34,665 in 2010.  During 2010, Mr. Ng also received a payment for unused vacation time of $30,768 and $6,250 in 401(k) contributions.  Ms. Oh received $3,029 in 401(k) contributions in 2010. Mr. Krause received $3,541 in 401(k) contributions in 2010. Mr. Schuler received $2,750 in 401(k) contributions in 2010.

(7)	The stock awards granted to Mr. Ng in 2010 include $2.2 million of salary stock, which is issued net of tax for a value of $1.2 million.

(8)
The stock awards granted to Mr. Ng in 2008 were performance restricted stock grants with multi-year performance goals. The goals were not achieved and none of the stock awards vested. Accordingly, Mr. Ng received no common shares or other value from these awards. These performance restricted stock grants are, however, under SEC rules required to be reported as compensation even though the performance restricted stock never vested and no value was delivered to the recipient.

(9)	Ms. Gouw came out of retirement and rejoined the Company as President and Chief Operating Officer on November 30, 2009.

(10)	Ms. Oh was appointed as Chief Financial Officer of the Company effective January 26, 2010.

(11)	Mr. Schuler was appointed as Chief Human Resources Officer of the Bank effective May 24, 2010.

(12)	Mr. Tolda resigned as Chief Financial Officer of the Company effective January 26, 2010.

The following equity awards were granted during 2010 to the Named Executive Officers pursuant to the Company’s Stock Incentive Plan:

Grants of Plan-Based Awards in 2010 Table

Name (a)	Grant Date (b)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1) (i)	Grant Date Fair Value of Equity Award ($)(2) (l)
Dominic Ng(3)	01/29/2010	200	$3,286
	03/31/2010	12,629	220,000
	04/30/2010	11,219	220,000
	05/28/2010	12,941	220,000
	06/30/2010	14,426	220,000
	07/30/2010	14,112	220,000
	08/31/2010	15,038	220,000
	09/30/2010	13,514	220,000
	10/29/2010	12,479	220,000
	11/30/2010	12,687	220,000
	12/31/2010	11,253	220,000
Julia S. Gouw	03/02/2010	14,221	250,005
Douglas P. Krause	01/29/2010	200	3,286
	03/02/2010	7,679	134,997
Irene H. Oh	03/02/2010	7,110	124,994
James T. Schuler	05/24/2010	8,498	137,498
	12/01/2010	200	3,540
_________________________
(1)
Shares of restricted stock and salary stock were granted pursuant to the 1998 Stock Incentive Plan, as amended, of the Company. All restricted stock granted in 2010 to the Named Executive Officers, vests 100% after three years.  All salary stock vests immediately upon delivery and is subject to a minimum one year holding period from the date of delivery.   Dividends are paid on shares of restricted stock and salary stock at the same time dividends are paid on outstanding shares of common stock.

(2)
The grant date fair value for the restricted stock reflects the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 value over the vesting period for the shares. Dividends are paid on shares of restricted stock and salary stock at the same time dividends are paid on our outstanding shares of common stock.

(3)	Actual shares of salary stock received by Mr. Ng were less than the amounts shown due to tax withholding.

The following table sets forth certain information concerning options and restricted stock held by the Named Executive Officers under the Company’s Stock Incentive Plan:

Outstanding Equity Awards at December 31, 2010

	Option Awards				Stock Awards
Name (a)	Number of Securities Underlying Options (#) Exercisable (b)	Number of Securities Underlying Options (#) Unexercisable(1) (c)	Option Exercise Price ($) (e)	Option Expiration Date(1) (f)	Number of Shares or Units of Stock That Have Not Vested (#)(2) (g)	Market Value of Shares or Units of Stocks That Have Not Vested ($) (h)
Dominic Ng	1,000	—	$26.44	02/24/2011	200	$3,910
	146,670	—	$12.95	01/23/2012
	25,000	—	$37.63	03/10/2012
	45,000	—	$36.87	03/09/2013
	32,102	15,812	$38.81	02/26/2014
	59,487	115,477	$21.09	02/19/2015
Julia S. Gouw	1,000	—	$26.42	03/05/2011	27,023	$528,300
	40,000	—	$12.95	01/23/2012
	10,630	—	$37.63	03/10/2012
	16,273	—	$36.87	03/09/2013
	5,410	2,665	$38.81	02/26/2014
	6,448	12,518	$21.09	02/19/2015
Douglas P. Krause	1,000	—	$26.42	03/05/2011	30,819	$602,511
	9,050	—	$12.95	01/23/2012
	6,378	—	$37.63	03/10/2012
	13,561	—	436.87	03/09/2013
	4,328	2,132	$38.81	02/26/2014
	4,836	9,389	$21.09	02/19/2015
Irene H. Oh	1,000	—	$42.97	11/15/2011	14,199	$277,590
	1,442	711	$38.81	02/26/2014
	1,934	3,756	$21.09	02/19/2015
James T. Schuler	—	—	$—	—	8,698	$170,046
_________________________
(1)
All stock options listed in column (f) vest at a rate of 1/3 after the second anniversary of the grant date, 1/3 after the third anniversary of the grant date and 1/3 after the fourth anniversary of the grant date.

(2)
The restricted stock awards aggregate the historic grants that have not vested. The shares of most restricted stock grants either vest 100% after three years or 50% after four years and 50% after five years. Dividends are paid on shares of restricted stock at the same time dividends are paid on our outstanding shares of common stock.

The following table sets forth certain information concerning options and stock awards held by the Named Executive Officers under the Company’s Stock Incentive Plan:

Option Exercises and Stock Vested in the 2010 Fiscal Year

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
Dominic Ng	53,730	$974,176	74,870	$1,276,116
Julia S. Gouw	1,400	23,197	3,463	64,704
Douglas P. Krause	—	—	2,592	48,250
Irene H. Oh	—	—	571	10,655
Thomas J. Tolda	65,143	1,234,153	—	—

RETIREMENT PLANS

The Company has two retirement plans. The Company’s 401(k) Plan (the “401(k) Plan”) is a qualified retirement plan under the Internal Revenue Code of 1986 as amended (the “Code”) and is open to all employees of the Company and its subsidiaries with at least three months of service.

The Company also has a Supplemental Executive Retirement Plan (the “SERP”) which provides supplemental retirement benefits to certain employees whose contributions to the 401(k) Plan are limited under applicable Internal Revenue Service regulations.

The following table sets forth certain information concerning pension benefits for the Named Executive Officers under the Company’s SERP:

Pension Benefits for the 2010 Fiscal Year

Name (a)	Plan Name (b)	Number of Years of Credited Service (#) (c)	Present Value of Accumulated Benefit ($)(1) (d)	Payments During Last Fiscal Year ($) (e)
Dominic Ng	Supplemental Executive Retirement Plan	19	$10,314,458	$—
Julia S. Gouw	Supplemental Executive Retirement Plan	21	3,287,838	252,074
Douglas P. Krause	Supplemental Executive Retirement Plan	14	946,587	—
_________________________
(1)	The present value of the accumulated benefit is calculated using the same valuation assumptions used in our financial statements set forth in our Form 10-K.

In 2001, the Board of Directors designated those employees who are eligible to participate in the SERP. Of the Named Executive Officers, Mr. Ng, Ms. Gouw and Mr. Krause were designated as participants in the SERP. Benefits under the SERP include income generally payable either commencing upon a designated retirement date until age 80 or in a discounted lump sum if previously elected on or prior to December 31, 2008. A participant will be entitled to a projected benefit equal to 50% of his or her 2001 total compensation, adjusted 3% per year for cost of living. The designated retirement date is the 20th anniversary of employment by the Company and early retirement after 15 years is permitted with lower benefits. SERP benefits begin to vest after 15 years of service; however vesting accelerates to 100% upon a change in control of the Company. Upon a termination of employment for “cause,” the participant forfeits all benefits. The participant is entitled to all vested benefits in the case of a termination without “cause”. The Company has purchased life insurance contracts on the participants in order to finance the cost of these benefits and it is anticipated that, because of the tax-advantaged effect of this life insurance investment, the return on the life insurance contracts will be approximately equal to the accrued benefits to the participants under the SERP, other than in the event of accelerated vesting because of a change of control.

Mr. Ng had 19 years of service under the SERP as of December 31, 2010. As of December 31, 2010, the present value of the future benefit under the SERP after the 20th anniversary of employment calculated using an 8% discount rate, pursuant to the SERP documents, was $10,720,445 for Mr. Ng. When Ms. Gouw retired from the Company on December 31, 2008, she had 19 years of service under the SERP and was eligible for early retirement under the SERP. Ms. Gouw is currently receiving distributions under the SERP. Ms. Gouw came out of retirement on November 30, 2009 and is currently an active employee. Mr. Krause had 14 years of service under the SERP as of December 31, 2010. As of December 31, 2010, the present value of the future benefit under the SERP after the 20th anniversary of employment calculated using an 8% discount rate, pursuant to the SERP documents, was $1,435,520 for Mr. Krause.

The SERP is an unfunded non-qualified plan, which means that the participants have no rights under the SERP beyond those of a general creditor of the Company, and there are no specific assets set aside by the Company in connection with the plan. There are accordingly, no assurances to the participants that upon retirement the Company will be able to pay the accrued benefits. The SERP is not an employment contract. There are no other Company plans that provide for specified retirement payment and benefits, excluding those executives covered under the SERP.

NONQUALIFIED DEFERRED COMPENSATION

The Company also has a nonqualified deferred compensation plan (the “Deferred Compensation Plan”) which was established by the Company in 1997 and available to all officers above a certain level. Effective January 1, 2009, the Company suspended all new contributions from participants into the Deferred Compensation Plan and any amounts that were held in the Deferred Compensation Plan were allowed to remain there. The Company does not contribute to the Deferred Compensation Plan.

Under the Deferred Compensation Plan, a participant is returned his or her deferrals, along with interest, in a future year or years in a single lump sum or in monthly installments, as selected by the participants, subject to the terms of the plan. The Deferred Compensation Plan allowed participants to tax defer part of their income, up to 80% of base salary and bonus, to a later date. Once made, deferral elections are generally irrevocable. With the suspension of new contributions into the Deferred Compensation Plan effective January 1, 2009, all participants were allowed to exercise a one-time distribution in a lump sum or in installments, beginning January 2, 2009. The Deferred Compensation Plan does not earn above market interest. The annual rate of return earned is 120% of the Long Term Applicable Federal Rate published periodically by the Internal Revenue Service. At December 31, 2010, the rate of return on the Deferred Compensation Plan was 4.16%.  At December 31, 2010, none of the NEO’s participated in the Deferred Compensation Plan.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The Bank, the Company’s principal subsidiary, has entered into employment agreements with certain of the Named Executive Officers, which include change in control provisions. This is intended to ensure that the Bank will be able to maintain a stable and competent management base.  Under these employment agreements, certain of the Named Executive Officers may be entitled to certain amounts upon termination including payment of base and bonus salaries, accelerated vesting of unvested stock options and restricted stock and full vesting in the SERP.

Chief Executive Officer

The Bank entered into an employment agreement with its CEO, Mr. Ng, in June 1998 in connection with the sale of the Bank by its prior stockholders. This employment agreement provides for a three-year term, which extends automatically each day unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation.  In addition to a base salary and bonus to be determined annually, the employment agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Ng’s employment for any reason other than for cause (as defined in the employment agreement), or in the event of Mr. Ng’s resignation from the Bank upon (i) failure to re-elect him to his current offices; (ii) a material change in functions, duties or responsibilities; (iii) a relocation of principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank; (v) a breach of the agreement by the Bank; or (vi) his death or permanent disability, Mr. Ng, or, in the event of death, his beneficiary, would be entitled to receive an amount equal to the greater of (i) the remaining payments due to him and the contributions that would have been made on his behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement and (ii) three times the base salary currently in effect plus three times the preceding taxable year's bonus.

Under the assumption that Mr. Ng’s employment with the Company was terminated on December 31, 2010 for any reason other than cause, he would be entitled to receive severance payments totaling $2,700,000. Also, if Mr. Ng’s employment with the Company was terminated for any reason other than cause, his outstanding and unvested stock options, restricted stock and performance restricted stock would become fully vested. If Mr. Ng’s employment with the Company was terminated for any reason other than cause on December 31, 2010, the market value of his unvested stock options and restricted stock which would accelerate in vesting is $0 and $3,910, respectively. Additionally, if a change in control occurred on December 31, 2010, Mr. Ng would immediately vest and be entitled to receive payments under the SERP. The present value of the incremental benefit Mr. Ng would receive under the SERP if a change in control occurred on December 31, 2010 is $1,489,504.  The employment contract does not contain provisions for tax gross ups upon a change of control or in any other circumstance.  These were part of the contract when it was entered into in 1998 but Mr. Ng signed an amendment to his employment agreement in 2010 to delete the tax gross up provisions in view of current best practices to not provide tax gross ups as part of executive employment agreements; there was no payment or other consideration to Mr. Ng for signing this amendment.

Chief Risk Officer and General Counsel

The Bank entered into an employment agreement with its Chief Risk Officer and General Counsel, Mr. Krause, in 1999. This employment agreement provides for a three-year term, which extends automatically each day unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation.  In addition to a base salary and bonus to be determined annually, the employment agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel and four weeks paid vacation per year.

In the event the Bank chooses to terminate Mr. Krause’s employment for any reason other than for cause (as defined in the employment agreement), or in the event of  resignation from the Bank upon (i) failure to re-elect the officer to his or her current offices; (ii) a material change in functions, duties or responsibilities; (iii) a relocation of principal place of employment by more than 25 miles; (iv) liquidation or dissolution of the Bank; (v) a breach of the agreement by the Bank; or (vi) death or permanent disability, the officer, or, in the event of death, his or her beneficiary, would be entitled to receive an amount equal to the greater of (i) the remaining payments due to the officer and the contributions that would have been made on the officer’s behalf to any employee benefit plans of the Bank during the remaining term of the employment agreement and (ii) ) three times the base salary currently in effect plus three times the preceding taxable year's bonus.

Under the assumption that Mr. Krause’s employment with the Company was terminated on December 31, 2010 for any reason other than cause, he would be entitled to receive severance payments totaling $900,000. Also, if Mr. Krause’s employment with the Company was terminated for any reason other than cause, his outstanding and unvested stock options and restricted stock would become fully vested. If Mr. Krause’s employment with the Company was terminated for any reason other than cause on December 31, 2010, the market value of his unvested stock options and restricted stock which would accelerate in vesting is $0 and $602,511, respectively. Additionally, if a change in control occurred on December 31, 2010, Mr. Krause would immediately vest and be entitled to receive payments under the SERP. The present value of the incremental benefit Mr. Krause would receive if a change in control occurred on December 31, 2010 is $1,467,308.   The employment contract does not contain provisions for tax gross ups upon a change of control or in any other circumstance.  These were part of the contract when it was entered into in 1999, but Mr. Krause signed an amendment to his employment agreement in 2010 to delete the tax gross up provisions in view of current best practices to not provide tax gross ups as part of executive employment agreements; there was no payment or other consideration to Mr. Krause for signing this amendment.

Other Named Executive Officers

There are no current employment agreements with any of the other Named Executive Officers.  However, if there is a change in control of the Company, their respective unvested stock options and restricted stock would accelerate in vesting.  If a change in control occurred on December 31, 2010, the market value of their unvested stock options and restricted stock would be as follows:  Ms. Gouw $0 and $528,300, Ms. Oh $0 and $277,590, and Mr. Schuler $0 and $170,046, respectively.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee is, or ever has been, an officer or employee of the Company or any of its subsidiaries.

Except as provided herein, there are no existing or proposed material transactions between the Company or the Bank and any of its executive officers, directors, or the immediate family or associates of any of the foregoing persons.

REPORT BY THE AUDIT COMMITTEE

The Audit Committee operates pursuant to a written charter most recently revised and adopted by the Company’s Board of Directors on March 31, 2011. A copy of the Audit Committee Charter is available through the Company’s website at www.eastwestbank.com by clicking on Investor Relations and then Governance Documents.

The Board of Directors has determined that each of the members of the Audit Committee is independent under the standards of Rule 5605(a)(2) of the NASDAQ listing standards.

In performing its function, the Audit Committee has among other tasks:

•	reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2010 with management and with the independent auditors;

•
discussed with the Company’s independent auditors the matters required to be discussed by Statement of Auditing Standards No. 114 (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and has discussed with the independent accountant the independent accountant's independence.

Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

THE 2011 AUDIT COMMITTEE

Keith W. Renken, Chairman Paul H. Irving Andrew S. Kane John Lee

The Audit Committee Report is not deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules or the liabilities of Section 18 of the Exchange Act and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report therein.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Code of Ethical Conduct and the Board’s Corporate Governance Guidelines provide guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between the Company and its executive officers or directors. In order to provide further clarity and guidance on these matters, the Company has adopted a written policy regarding the review, approval or ratification of related party transactions.

The policy generally provides that the Audit Committee will review and approve in advance, or will ratify, all related party transactions between the Company and our directors, director nominees, executive officers, and persons known by the Company to own more than 5% of our common stock, and any of their immediate family members. Related party transactions include transactions or relationships involving the Company and amounts in excess of $120,000 and in which the above related parties have a direct or indirect material interest. Under the policy, the failure to approve a related party transaction in advance would not invalidate the transaction or violate the policy as long as it is submitted to the Audit Committee for review and ratification as promptly as practicable after entering into the transaction.

The Audit Committee works with the Company’s General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. In determining whether to approve or ratify a transaction or relationship that is covered by the policy, the Audit Committee considers, among other things:

•	the identity of the parties involved in the transaction or relationship

•	the facts and circumstances of the transaction or relationship, including the identity of the party involved

•	the material facts of the transaction or relationship

•	the benefits to the Company of the transaction or relationship

•
the terms of the transaction, including whether those terms are fair to East West and are in the ordinary course of business and on substantially the same terms with transactions or relationships with unrelated third parties.

During 2010, the Company did not enter into any related party transactions that required review, approval or ratification under our related party transaction policy. From time to time, the Company may lend money through its subsidiary, the Bank, to various directors and corporations or other entities in which a director may own a controlling interest. These loans (i) are made in the ordinary course of business, (ii) are made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons, and (iii) do not involve more than a normal risk of collectibility and do not present other unfavorable features. The Company does not have any loans to Named Executive Officers. None of the directors or executive officers of the Company, any associate or affiliate of such persons, or persons who beneficially owned more than 5% of the outstanding shares of the Company had any transactions or proposed transactions greater than $120,000 during the past year with the Company.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Board of Directors Recommends a Vote “For” the Ratification of Auditors

KPMG LLP has been approved by the Audit Committee of the Company to be the independent auditors of the Company for the 2011 fiscal year. The stockholders are being asked to ratify the selection of KPMG LLP. If the stockholders do not ratify such selection by the affirmative vote of a majority of the votes cast, the Audit Committee will reconsider its selection. Under applicable SEC regulations, the selection of the independent auditors is solely the responsibility of the Audit Committee.

Representatives from the firm of KPMG LLP will be present at the Meeting and will be given the opportunity to make a statement if they desire to do so, and will be available to respond to stockholders’ questions.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The independent registered public accounting firm of the Company and the Bank is KPMG LLP. KPMG LLP performed both audit and non-audit professional services for and on behalf of the Company and its subsidiaries in 2009 and 2010. Prior to that, Deloitte & Touche LLP performed audit services for and on behalf of the Company and its subsidiaries.

The following table sets forth information regarding the aggregate fees billed for services rendered by KPMG LLP for the fiscal years ended December 31, 2010 and 2009, respectively.

	2010	2009
Audit Fees(a)	$1,858,963	$2,387,156
Audit-Related Fees(b)	65,410	148,240
Tax Fees(c)	86,970	478,620
All Other Fees(d)	—	175,000
	$2,011,343	$3,189,016
_________________________
(a)
Audit fees consists of fees paid to KPMG for professional services rendered by KPMG for the audit of the Company’s consolidated financial statements in the Form 10-K and review of financial statements included in the Form 10-Q’s, including services normally provided by an accountant in connection with statutory and regulatory filings or engagements, and the review of registration statements filed with the SEC and issuance of consents and comfort letters.

(b)
Audit-related fees consists of certain due diligence services related to acquisition and analysis conducted by KPMG and professional services provided by KPMG Hong Kong in connection with the review of banking returns for the Hong Kong branch.

(c)	Tax fees include tax compliance, planning and advisory services.

(d)
All other fees consists of fees for professional services including documentation assistance and testing of an internally developed model used in the determination of the fair value loans acquired in the acquisition of United Commercial Bank.

All work performed by independent auditors must be pre-approved by the Audit Committee. All audit-related, tax and other services were reviewed and approved by the Audit Committee, which concluded that the provision of these limited services by KPMG LLP did not compromise that firm’s independence in the conduct of its auditing function. All professional services rendered by KPMG LLP during 2010 were furnished at customary rates and terms.

PROPOSAL NO. 3

APPROVAL OF THE 1998 STOCK INCENTIVE PLAN, AS AMENDED

The Board of Directors Recommends a Vote “For” the Approval of This Resolution

The Board of Directors is submitting for approval of the Company's stockholders amendments to the Company’s 1998 Stock Incentive Plan, as amended (the "Plan") with the following proposed material changes (please refer to Exhibit A for the entire proposed Plan with all changes denoted in bold):

•	Increase the amount of shares available for grant by an additional 4,000,000 shares;
•	Extend the duration of the Plan so that no Awards shall be made after June 25, 2017 and no common shares shall be issued under the Plan after June 25, 2027;
•	Include a definition for “change of control” in the Plan;
•	All awards issued under the Plan, regardless of type, shall now count as one share against the aggregate number of Common Shares issuable;
•	Only performance based awards shall have a minimum vesting of one (1) year (subject to limited exceptions); and
•	Simplify the definition of “Pricing Date” in the Plan;

Section 6 of the Plan, with respect to performance-based compensation, was last approved by the Company’s stockholders in 2008 but, under Code Section 162(m), must be re-approved at least every 5 years in order for grants of performance restricted stock to be fully deductible for federal tax purposes.

As of March 31, 2011, there were 3,382,912 outstanding incentive share awards issued under the Plan. Of these outstanding incentive shares, 1,280,398 are stock options with a $25.33 weighted average price and 2.58 years weighted average term to maturity.  In addition, there were 2,102,514 full value awards of restricted stock and performance restricted stock outstanding as of March 31, 2011. Accordingly, under the current Plan 999,340 incentive shares are available to be issued after March 31, 2011, subject to the regulations of the Plan which state that full value awards of restricted stock/units and performance restricted stock units shall be counted as a 2 for 1 reduction in the authorized shares available to be issued.

The following table provides information as of December 31, 2010 regarding equity compensation plans under which equity securities of the Company were authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in Column (a) (c)

Equity compensation plans approved by security holders	1,438,879	$24.21	1,488,036

Equity compensation plans not approved by security holders	—	—	—

Total	1,438,879	$24.21	1,488,036

Since its adoption in 1998, the Plan has been used primarily for the Company's stock option incentive programs and restricted stock program.  The Board of Directors believes that the 1998 Stock Incentive Plan and the ability to issue performance restricted stock helps the Company compete for, motivate, and retain high-caliber employees and more closely links the interests of the employees and the stockholders of the Company by encouraging employees to focus on long-range objectives. All full-time employees of the Company have received annual grants of stock options or restricted stock under the Company’s Spirit of Ownership Program and most officers of the Company have received additional grants from time to time in connection with their performance reviews in recognition of their achievements and to retain and reward our vital human resources.  The Company’s compensation philosophy, in compliance with guidance from our banking regulators, is shifting more towards equity based compensation. As such, it is important for the Company to have an adequate amount of shares to carry out this initiative.

The Board believes that the existing Stock Incentive Plan and the grants under the Plan have historically contributed substantially to the success of the Company. Since 2008, the year in which the last proposal to increase incentive shares was approved by stockholders, the Company has had strong performance and growth in a challenging economy due to the valuable contributions from our employees.

•
The Company’s total assets increased by an excess of $8 billion since December 2008 to $20.7 billion at December 31, 2010, primarily due to the successful acquisitions and the successful integrations of United Commercial Bank and Washington First International Bank.

•
The market share price increased 55% following the United Comercial Bank acquisition to $13.41 a share at the market close on November 9, 2009. The stock price has continued to increase with a closing price of $19.55 on December 31, 2010.

•	Fully diluted earnings per share have increased from ($0.94) for the year ended December 31, 2008 to $0.83 for the year ended December 31, 2010.

•	Net income (loss) has increased from ($49.6) million for the year ended December 31, 2008 to $164.5 million for the year ended December 31, 2010.

•	Core deposits have increased from $3.4 billion as of December 31, 2008 to $8.9 billion as of December 31, 2010.

•	Loans have increased from $8.1 billion as of December 31, 2008 to $13.2 billion as of December 31, 2010,

Set forth below is a summary of certain important features of the amended Plan, which summary is qualified in its entirety by reference to the full text of the Plan, as amended, which is published in the proxy statement as Exhibit A in which   changes in the Plan are indicated in bold.

Description of the Plan

GENERAL.  Under the 1998 Employee Stock Incentive Plan, officers, directors, employees and consultants of the Company and its subsidiaries are eligible to receive shares of Company common stock or other securities or benefits with a value derived from the value of Company common stock.

The purpose of the Plan is to enable the Company to attract, retain and motivate officers, directors, employees and consultants by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company's stockholders by providing or increasing their proprietary interests in the Company.

ADMINISTRATION.  The Stock Incentive Plan is administered by a committee of two or more non-employee directors appointed by the Board, each of whom is intended to qualify as an “outside director” within the meaning of Code Section 162(m) and a “non-employee director” under SEC Rule 16b-3. The Board of Directors may act in lieu of the Committee.    The Compensation Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by the Company of specified performance criteria. The expenses of administering the Plan are borne by the Company.

The Committee decides whether and to what extent awards will be structured to conform with Code Section 162(m) requirements applicable to performance-based compensation. The Committee may determine that any award of restricted stock or performance units will be granted or will vest on the basis of the achievement of performance goals. In order for such awards to be fully deductible without regard to the limitations of Code Section 162(m), such performance goals must be objective and will be based solely upon one or more of the following performance measures: return on stockholder equity; return on assets; ratio of non-performing assets to total assets; earnings per share; deposits; demand deposits, loans; commercial business loans; trade finance loans; non-interest income; expenses; and stock price ("Performance Criteria").  Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis, in comparison to past performance, or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.

In order for such a performance-based award to be fully deductible without regard to the limitations of Code Section 162(m), the Committee must establish the performance goals no later than 90 days after the beginning of the period for which such performance goal relates (or such later date as may be permitted under applicable Code Section 162(m) tax regulations) and the Committee may for any reason reduce (but not increase) any award, notwithstanding the achievement of a specified goal. Any payment of an award granted with performance goals will be conditioned on the written certification of the Committee in each case that the performance goals and any other material conditions were satisfied.

TERMS OF AWARDS; PER-PERSON LIMITS. The Plan authorizes the Company to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Company common stock or any other security or benefit with a value derived from the value of Company common stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.  Awards to any one person during any calendar year may cover no more than 1,000,000 shares of Company common stock. If an award is denominated in cash but paid out in shares, so that the maximum number of shares issuable cannot be determined at the date of the grant, the award will count against the share limit at the date of grant based on the number of shares having a market value equal to the maximum cash amount earnable under the award, regardless of the number of shares paid out.

An award granted under the Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transactions. The Company may grant options that either are intended to be incentive stock options or non-qualified stock options. Awards to consultants and non-employee directors may only be non-qualified stock options. The Committee shall have the right to accelerate the vesting of all Awards subject to certain limitations.

AMENDMENT OR TERMINATION. Subject to limitations imposed by law, the Board of Directors may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan of any rights thereunder without his consent.

Federal Income Tax Consequences of the Plan

The following discussion is only a summary of the principal federal income tax consequences of the Awards to be granted under the Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual participants, which may substantially alter or modify the federal income tax consequences herein discussed. Because of the wide range of Awards that may be made under the Plan, the following discussion is confined to the most common forms of Awards likely to be made. In addition, the following discussion does not address state, local or foreign income taxes or any taxes other than income taxes.

INCENTIVE STOCK OPTIONS. Generally under present law, when an option qualifies as an incentive stock option under Section 422 of the Code: (i) an optionee will not recognize taxable income either upon the grant or the exercise of the option, (ii) any gain or loss upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss, and (iii) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares. A disposition by an optionee of stock acquired upon exercise of an incentive stock option will constitute a qualifying disposition if it occurs more than two years after the grant of the option, and more than one year after the transfer of the shares to the optionee. If such stock is disposed of by the optionee before the expiration of those time limits, the transfer may be a "disqualifying disposition," in which case the optionee will recognize ordinary income equal to the lesser of (i) the aggregate fair market value of the shares as of the date of exercise less the option price, or (ii) the amount realized on the disqualifying disposition less the option price. The Company would become entitled to a corresponding deduction, subject to satisfaction of any applicable withholding or reporting obligations, in the amount of the optionee’s ordinary income. Ordinary income from a disqualifying disposition will constitute ordinary compensation income. Any gain in addition to the amount reportable as ordinary income on a "disqualifying disposition" generally will be capital gain. The Company is not entitled to a deduction for any gain on disposition of the shares that is a capital gain.

Upon the exercise of an incentive stock option, the difference between the fair market value of the stock subject to the exercised option on the date of exercise and the option exercise price is treated as an adjustment to taxable income in that taxable year for alternative minimum tax purposes, as are a number of other items specified by the Code. Such adjustments (along with tax preference items) form the basis for the alternative minimum tax (presently at graduated rates for individuals), which may apply depending on the amount of the computed "regular tax" of the employee for that year. Under certain circumstances the amount of alternative minimum tax is allowed as a carryforward credit against regular tax liability in subsequent years. The Company does not obtain a deduction due to an optionee's incurrence of the alternative minimum tax.

NON-QUALIFIED STOCK OPTIONS. In the case of stock options which do not qualify as  incentive stock options (non-qualified stock options), no income generally is recognized by the optionee at the time of the grant of the option. The optionee generally will recognize ordinary income at the time the non-qualified stock option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from a non-qualified stock option will constitute compensation for which withholding and reporting may be required under federal and state law.

Subject to special rules applicable when an optionee uses stock of the Company to exercise an option, shares acquired upon exercise of a non-qualified stock option will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee generally will recognize capital gain or loss. Provided the optionee holds the shares for more than one-year prior to disposition, such gain or loss will be long-term capital gain or loss.  The maximum individual federal tax rate on long-term capital gain currently is 15%.

The Company generally will be entitled to a deduction equal to the ordinary income (i.e., compensation) recognized by the optionee in connection with the exercise of a non-qualified stock option provided that the Company complies with any applicable withholding or reporting requirements of federal and state law. The Company does not obtain a deduction with respect to any capital gain on disposition of the shares.

OPTIONS TO NON-EMPLOYEE DIRECTORS. These options are non-qualified stock options for tax purposes, and the tax rules applicable to them are the same as the rules for non-qualified stock options described above. However, since the optionees are not employees, income tax withholding would not be required in order for the Company to qualify for its income tax deduction.

STOCK APPRECIATION RIGHTS (“SAR”s). A recipient of a stock appreciation right will be taxed (and the Company will receive a corresponding deduction) when the recipient exercises the stock appreciation right. Income generated by such exercise will be ordinary compensation income and will be measured by the amount of cash received or the then-current fair market value of the stock received upon such event. In the case of a SAR granted to an employee, the Company will have withholding and reporting obligations.

RESTRICTED STOCK. The income and deduction events in the case of restricted stock grants generally are deferred until the restrictions on the stock lapse. At that time, the recipient would report as ordinary compensation income the difference between the then-current fair market value of the stock and the amount (if any) paid for the stock. Subject to applicable withholding or reporting obligations, the Company is entitled to a corresponding deduction. The recipient may elect to report the income with respect to the restricted stock upon its receipt rather than at the time of the lapse of the restrictions. In such case, the valuation used for income and deduction purposes is the value of the restricted stock at the time of receipt, disregarding any restrictions other than those that will never lapse. Subject to satisfaction of any applicable withholding or reporting obligations, the Company's deduction also would be accelerated in the event of such an election.

PERFORMANCE SHARES AND PERFORMANCE UNITS. A recipient of a performance share or performance unit will be taxed (and the Company will receive a corresponding deduction) when the recipient receives payout at the end of the performance period and any additional deferral period. The recipient will have ordinary compensation income measured by the cash received and/or the then-current fair market value of the stock received upon such event. In the case of a performance share or performance unit granted to an employee, the Company will have withholding and reporting obligations.

RESTRICTION ON DEDUCTIONS. Not every amount paid as compensation for services is currently deductible. For example, two restrictions potentially applicable to deductions for executive compensation payments are the restriction on deduction of so-called "excess parachute payments" and the Code Section 162(m) deduction limit of $1,000,000 per year for certain executive compensation (discussed earlier herein). Whether any such restrictions will apply to specific payments of compensation by the Company cannot be predicted at this time.

Approval of the amendment to the Plan will require the affirmative vote of a majority of the outstanding shares of stock present in person or by proxy and entitled to vote at the meeting. If the stockholders do not approve the amendment to the Plan, the amendment will not be adopted.

The Board has unanimously adopted resolutions approving the amendments set forth above, declaring their advisability and directing that the proposed amendment be submitted to the stockholders for their approval.

PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Board of Directors Recommends a Vote “For” the Approval of This Resolution

The Company believes that our overall executive compensation program, as described in the CD&A, is designed to pay for performance and directly aligns the interest of our executive officers with the long-term interests of our stockholders.

The Dodd–Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding basis, the compensation of our NEO’s as disclosed in this proxy statement in accordance with the SEC’s rules. Accordingly, the Company is presenting the following advisory proposal for stockholder approval:

“Resolved, that the stockholders hereby approve the compensation of our Named Executive Officers as reflected in this proxy statement and as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and all related material.”

Because your vote is advisory, it will not be binding upon the Board of Directors. In the event this non-binding proposal is not approved by our stockholders, then such a vote shall neither be construed as overruling a decision by our Board of Directors or our Compensation Committee, nor create or imply any additional fiduciary duty by our Board of Directors or our Compensation Committee, nor further shall such a vote be construed to restrict or limit the ability of our stockholders to make proposals for inclusion in proxy materials related to executive compensation. Notwithstanding the foregoing, the Board of Directors and Compensation Committee will consider the non-binding vote of our stockholders on this proposal when reviewing compensation policies and practices in the future.

PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

The Board of Directors Recommends That You Vote For the Option of “Every” Year as the Preferred Frequency for Future Advisory Votes on Executive Compensation

As described in Proposal 4 above, the Company's stockholders have the opportunity to cast an advisory vote on the compensation of the Company's NEO’s as disclosed in this proxy statement. The Dodd-Frank Act also enables our stockholders to indicate how frequently we should seek an advisory vote on the compensation of our NEO’s. By voting on this Proposal 5, stockholders may indicate whether they would prefer an advisory vote on executive compensation every year, every two years, or every three years. Stockholders also may, if they wish, abstain from casting a vote on this proposal.

Upon careful consideration, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year is most appropriate for the Company, and recommends that you vote for a frequency of every year for future advisory votes on executive compensation. We believe that an annual advisory vote will enable our stockholders to provide timely, direct input on the Company's executive compensation program as disclosed in the proxy statement each year, and is consistent with our efforts to engage in an ongoing dialogue with our stockholders regarding executive compensation.

This vote is advisory and not binding on the Company, our Compensation Committee, or our Board of Directors. The Board of Directors and the Compensation Committee value the opinions expressed by the stockholders and will consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

Stockholders may cast a vote on the preferred voting frequency by selecting the option of every year, every two years or every three years (or abstain) when voting on this proposal.

PROPOSALS OF STOCKHOLDERS

Proposals of stockholders intended to be included in the proxy materials for the 2012 annual meeting of stockholders must be received by the Secretary of East West Bancorp, 135 N. Los Robles Avenue, 7th Floor, Pasadena, California 91101 by December 24, 2011 (120 days prior to the anniversary of this year’s mailing date).

Under Rule 14a-8 adopted by the SEC under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders and by the Company, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

SEC rules also establish a different deadline for submission of shareholder proposals that are not intended to be included in the Company’s proxy statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2012 annual meeting of stockholders is March 8, 2012 (45 calendar days prior to the anniversary of the mailing date of this proxy statement). If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, Proxyholders will be allowed to use their discretionary voting authority to vote against the shareholder proposal without discussion when and if the proposal is raised at the 2012 annual meeting of stockholders.

The Company has not been notified by any stockholder of his or her intent to present a stockholder proposal from the floor at the Meeting. The enclosed Proxy grants the Proxyholders discretionary authority to vote on any matter properly brought before the Meeting.

ANNUAL REPORT ON FORM 10-K

The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2010 will also be mailed to all stockholders. The annual report on Form 10-K includes financial statements required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2010, and the report thereon of KPMG LLP, the Company’s independent registered public accounting firm.

OTHER BUSINESS

Management knows of no business, which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

East West Bancorp, Inc.

/s/ DOUGLAS P. KRAUSE
DOUGLAS P. KRAUSE Corporate Secretary
Pasadena, California April 14, 2011

EXHIBIT A

EAST WEST BANCORP, INC.
1998 STOCK INCENTIVE PLAN
(As Amended)

Section 1. PURPOSE OF PLAN

The purpose of this 1998 Stock Incentive Plan ("Plan") of East West Bancorp, Inc., a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and consultants by providing for or increasing the proprietary interests of such employees and consultants in the Company, and to enable the Company and its subsidiaries to attract, retain and motivate nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2. PERSONS ELIGIBLE UNDER PLAN

Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a "Non-employee Director") and (3) any consultant of the Company or any of its subsidiaries.

Section 3. AWARDS

(A) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award." For purposes of calculating shares subject to outstanding Awards in Section 4, a grant of shares not subject to forfeiture shall be considered an “Award” for one year after grant, and a grant of any Award involving the delayed delivery of shares shall cease to be deemed an outstanding Award at the time of exercise in the case of an Option or SAR or at the time the risk of forfeiture lapses in the case of any other Award (regardless of any further deferral of delivery of the shares).

(B) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.  Dividend equivalents may not be issued in connection with stock options or stock appreciation rights.

(C) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

(D) Awards of stock or restricted stock may be granted under this Plan in payment of Bonus Awards under the East West Bancorp, Inc. Performance-Based Bonus Plan or any other bonus plan upon the satisfaction of performance goals established by the Company’s Compensation Committee pursuant to the terms and conditions of such other plan.

(E) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, in whole or in part, by any one or more of the following:

(a) the delivery of cash;

(b) the delivery of other property deemed acceptable by the Committee; or

(c) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property.

(ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined herein), the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 8 hereof; or

(iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"); provided, however, that no Award issued to any consultant or any Non-employee Director may qualify as an Incentive Stock Option.

For the purposes of this paragraph (E) or anywhere else it is referenced in the Plan, "change of control" shall mean the first to occur of the following events:

(I)        any date upon which the directors of the Company who were last nominated by the Board of Directors (the "Board") for election as directors cease to constitute a majority of the directors of the Company, excluding any directors who were nominated by those that became directors as a result of a contested director election (proxy contest);

(II)       the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing over 50% of the voting power of the Company (an "over 50% Stockholder"); provided, however, that the terms "person" and "entity," as used in this clause (B), shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, (3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan or (4) any person or entity who was an over 50% Stockholder on the date of adoption of the Plan by the Board; or

(III)      a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the purpose of which is (A) to change the Company's domicile solely within the United States or (B) the formation of a holding company in which the shareholders of the holding company after its formation are substantially the same as for the Company prior to the holding company formation), the consummation of which results in the outstanding securities of any class then subject to the Option being exchanged for or converted into cash, property or a different kind of securities.

(F)  Notwithstanding the foregoing, the Committee shall be subject to the following restrictions in the granting Awards under the Plan:

(i) The exercise price of each stock option or stock appreciation right will not be less than 100% of the Fair Market Value (as defined below) of a share of common stock as of the Pricing Date (as defined below) or 110% of the Fair Market Value of a share of common stock as of the Pricing Date for an incentive stock option optionee or stock appreciation right holder who owns more than ten percent of the voting power of all classes of stock of either the Company or any "parent" or "subsidiary" of the Company as defined in Code Section 424. "Fair Market Value" means, as of any date of determination, the most recent closing price per share of the common stock as published in The Wall Street Journal unless otherwise determined by the Committee.  "Pricing Date" means the date on which a stock option or stock appreciation right is granted.

(ii)  Except in connection with a corporate transaction involving the company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

(iii)  The term of any stock option or stock appreciation right or other Award granted under the Plan after July 17, 2008 shall not exceed ten years from the date of grant.

(iv)  Performance based awards shall have a minimum vesting of one (1) year, except with respect to death, disability, retirement or change of control.

(G)  The Committee will have the authority to accelerate the vesting of any Award previously granted under this Plan in the case of death, disability, retirement or a change in control.

(H) Notwithstanding anything to the contrary contained in this Section 3, neither an Award nor any interest therein may be sold, assigned, transferred, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner other than by will or the laws of descent and distribution.

(I) All certificates evidencing Awards or Common Shares issued pursuant thereto should bear any legend determined by the Board or the Committee to be necessary or appropriate.

Section 4. STOCK SUBJECT TO PLAN

(A) The aggregate number of Common Shares issued and issuable pursuant to all Awards (including all Incentive Stock Options) outstanding as of May 24, 2011 and all Awards granted thereafter under this Plan shall not exceed a total of 11,000,000 shares.   The maximum number of Common Shares with respect to which Awards may be granted to any person during a calendar year shall be 1,000,000 shares. In the case of a cash-denominated Award to be settled in shares (such that the maximum number of shares issuable cannot be determined at the date of the grant), this limitation will apply to the Awards at grant by deeming the Award to cover the number of shares having a then Fair Market Value equal to the maximum cash amount earnable under the Award. The foregoing shall all be subject to adjustment as provided in Section 8 hereof.  All awards issued under the Plan, regardless of type, shall count as one share against the aggregate number of  Common Shares issuable hereunder. The full number of stock-settled stock appreciation rights granted shall count against the maximum number of shares that may be authorized under this Agreement.

(B) Shares subject to Awards under the Plan which expire, terminate, or are canceled prior to exercise or, in the case of awards of restricted stock, do not vest shall thereafter be available for the granting of other awards. The payment of cash dividends and dividend equivalents paid in cash in conjunction with outstanding awards shall not be counted against the shares available for issuance.

Section 5. DURATION OF PLAN

No Awards shall be made under this Plan after June 25, 2017. Although Common Shares may be issued after June 25, 2017 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after June 25, 2027.

Section 6.  PERFORMANCE-BASED COMPENSATION

(A) The Committee may, in its sole discretion, make Awards to Participants intended to comply with the "performance-based" compensation requirements of Internal Revenue Code Section 162(m). The granting or vesting of such Awards will be determined based on the attainment of objective written performance goals for a performance period specified by the Committee. The performance goal will state, in terms of an objective formula or standard, the method for computing the granting or vesting of the Award if the goal is attained. The performance goals must be established by the Committee in writing no later than 90 days after the commencement of the performance period or, if less, the number of days which is equal to 25% of the relevant performance period. Performance goals will be based on the attainment of one or more performance measures described below. To the degree consistent with Internal Revenue Code Section 162(m), the performance goals may be calculated without regard to extraordinary items. The Committee must certify in writing prior to the payment of performance-based compensation attributable to Awards of Restricted Stock and/or Performance Units that the performance goals applicable to such Awards, as well as any other material terms applicable to such Awards, were satisfied.

(B) The Committee shall establish Company performance goals for the granting or vesting of “performance-based” Awards, which may be a fixed target, comparison to a prior period, or a comparison to peer banks selected by the Committee, and which will be based solely upon one or more of the following performance measures: return on stockholder equity; return on assets; ratio of non-performing assets to total assets; earnings per share; deposits; demand deposits, loans; commercial business loans; trade finance loans; non-interest income; expenses; and stock price ("Performance Criteria").  Performance measures may relate to the Company and/or one or more of its subsidiaries, one or more of its divisions or units or any combination of the foregoing, on a consolidated or nonconsolidated basis, and may be applied on an absolute basis or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee determines.  For purposes of the Plan, each of the Performance Criteria shall be as set forth in the Company’s year-end financial statements and balance sheets, with such adjustments as are set forth below. For purposes of the Plan, each of the above criteria that are based upon income, earnings or profits of the Company shall be calculated before taking into account any Bonus Award paid or payable under this Plan unless otherwise determined by the Committee. In establishing performance criteria for any Plan Year, the Committee may elect to adjust the Performance Criteria to include or exclude changes in accounting principles but may not make other changes to the Performance Criteria.

Section 7. ADMINISTRATION OF PLAN

(A) This Plan shall be administered by a committee (the "Committee") of the Board of Directors of the Company (the "Board") consisting of two or more non-employee directors of the Company. In selecting directors for the Committee, it is intended that such directors shall qualify as “outside directors" within the meaning of Section 162(m) of the Internal Revenue Code and “Non-Employee Directors” within the meaning of Rule 16b-3, but no action of the Committee shall be void or voidable based on any failure of a member to so qualify. Any action of the Committee may be taken instead by the Board of Directors, and any grant of an Award to a Non-employee Director shall be subject to approval of the Board.

(B) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

(iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

(iv) determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof;

(v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder; and

(vi) certify in writing prior to payment of compensation that the performance goals and any other material terms of an Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

(C) Unless prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or some of its responsibilities and powers to any one or more of its members and also may delegate all or some of its responsibilities and powers to any person or persons it selects. The Committee may revoke any such allocation or delegation at any time.

Section 8. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan under each limit (including the per person limit) specified in Section 4.

Section 9. AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner, except for the provisions of the Plan which specify that certain actions or matters must be approved by the stockholders, and provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

Section 10. EFFECTIVE DATE OF PLAN

This Plan as amended shall be effective as of the latter of the date upon which it was approved by the Board of Directors of the Company and the date on which it was approved by the holders of a majority of the voting securities of the Company.

Section 11. GOVERNING LAW

This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.

INTERNET
http://www.proxyvoting.com/ewbc
Use the Internet to vote your proxy.
Have your proxy card in hand when you access the web site.
EAST WEST BANCORP, INC.	OR
TELEPHONE
1-866-540-5760
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

93726 FOLD AND DETACH HERE YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date. OR If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET http://www.proxyvoting.com/ewbc Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. EAST WEST BANCORP, INC. Mark Here for Address Change or Comments SEE REVERSE NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature Signature Date Please mark your votes as indicated THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED in this example X “FOR” ALL NOMINEES, “FOR” PROPOSALS 2, 3, AND 4, AND EVERY 1 YEAR FOR PROPOSAL 5. FOR ALL Nominees: WITHHOLD FOR ALL *EXCEPTIONS FOR AGAINST ABSTAIN 1. Election of Directors. The election of all directors to serve until the next annual meeting of shareholders and to serve until his or her successors are elected and qualified 01 Iris S. Chan 02 Rudolph I. Estrada 03 Julia S. Gouw 04 Paul H. Irving 05 Andrew S. Kane 06 John Lee 07 Herman Y. Li 08 Jack C. Liu 09 Dominic Ng 10 Keith W. Renken (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box above and write that nominee’s name in the space provided below.) *Exceptions 2. Ratification of Auditors. Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2011 3. Approval of Stock Incentive Plan. Approve the East West Bancorp Inc. 1998 Stock Incentive Plan, as amended 4. Advisory Vote to Approve Executive Compensation. An advisory vote to approve executive compensation 5. Advisory Vote on the Frequency of Future Advisory Votes. An advisory vote on the frequency of future advisory votes on executive compensation 6. Other Business. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment of the Meeting THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID ATTORNEYS AND PROXYHOLDERS, OR EITHER OF THEM, OR THEIR SUBSTITUTES, SHALL LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND HEREBY REVOKES ANY AND ALL PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED TO VOTE AT THE MEETING. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND THE PROXY STATEMENT ACCOMPANYING SAID NOTICE. Will Attend Meeting YES 1 year 2 years 3 years Abstain

You can now access your East West Bancorp, Inc. account online.

Access your East West Bancorp, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for East West Bancorp, Inc., now makes it easy and convenient to get current information on your shareholder account.

●	View account status	●	View payment history for dividends
●	View certificate history	●	Make address changes
●	View book-entry information	●	Obtain a duplicate 1099 tax form

Visit us on the web at http://www.bnymellon.com/shareowner/equityaccess
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

Investor ServiceDirect ®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

FOLD AND DETACH HERE

REVOCABLE PROXY
EAST WEST BANCORP, INC.
Annual Meeting of Stockholders – Tuesday, May 24, 2011
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) of East West Bancorp, Inc. (the “Company”) hereby nominates, constitutes and appoints Julia S. Gouw and Douglas P. Krause, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company (the “Meeting”) to be held at 135 N. Los Robles Ave, 6th Floor, Pasadena, California at 2:00 p.m., on Tuesday, May 24, 2011, and any adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows and, in their discretion, to vote and act upon such other business as may properly come before the Meeting:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 (ELECTION OF DIRECTORS), 2 (RATIFICATION OF AUDITORS), 3 (APPROVAL OF STOCK INCENTIVE PLAN), 4 (ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION) AND 5 (EVERY 1 YEAR FOR ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES). IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXYHOLDERS IN THEIR DISCRETION IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

Address Change/Comments
(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)
93726